+As filed with the Securities and Exchange Commission on August 8, 2000.
                                                 REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             SMARTSERV ONLINE, INC.
                 (Name of Small Business Issuer in its Charter)

             DELAWARE                                 7375                            13-3750708
  (State or other jurisdiction of         (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)          Classification Code Number)             Identification No.)

                                ONE STATION PLACE
                               STAMFORD, CT 06902
                                 (203) 353-5950

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           RICHARD D. KERSCHNER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             SMARTSERV ONLINE, INC.
                                ONE STATION PLACE
                               STAMFORD, CT 06902
                                 (203) 353-5950

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                              MICHAEL J. SHEF, ESQ.
                                PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                          TELEPHONE NO.: (212) 704-6000
                          FACSIMILE NO.: (212) 704-6288

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

  ========================================== ========================== ============================== ============================
           TITLE OF EACH CLASS OF             AMOUNT TO BE REGISTERED         PROPOSED MAXIMUM                   AMOUNT OF
         SECURITIES TO BE REGISTERED                                      AGGREGATE OFFERING PRICE           REGISTRATION FEE
  ========================================== ========================== ============================== ============================
  Common Stock, par value $.01 per share            668,715 (1)                $23,300,705(2)                     $6,151
  ========================================== ========================== ============================== ============================

(1) Pursuant to Rule 416(b), there shall be deemed covered hereby all additional securities resulting from antidilution adjustments.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The fee for the common stock was based on the average of the closing bid and asked price of the common stock reported on the Nasdaq National Market on August 2, 2000.

(3) Does not include the following securities for which SmartServ paid a fee in connection with the filing of a Registration Statement on Form SB-2 (File No. 333-114) and for which this Registration Statement serves as Post-Effective Amendment No. 1: (i) 155,211 shares of SmartServ's common stock issuable upon exercise of warrants at $7.731 per share issued between September 1995 and March 1996 to certain bridge lenders, and (ii) 892,461 shares of SmartServ's common stock issuable upon the exercise of warrants at $7.731 per share issued in its May 1996 initial public offering.

     Pursuant to Rule 429, this Registration Statement serves as Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-114) relating to: (i) 155,211 shares of SmartServ's common stock issuable upon exercise of warrants at $7.731 per share issued between September 1995 and March 1996 to certain bridge lenders, and (ii) 892,461 shares of SmartServ's common stock issuable upon the exercise of warrants at $7.731 per share issued in its May 1996 initial public offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                             SMARTSERV ONLINE, INC.

                         668,715 SHARES OF COMMON STOCK

         o The selling stockholders are offering to sell 668,715 shares of common stock of which 292,954 shares are issuable upon exercise of warrants.

                  This prospectus also covers (i) 155,211 shares of our common stock issuable upon exercise of warrants at $7.731 per share issued between September 1995 and March 1996 to certain bridge lenders, and (ii) 892,461 shares of our common stock issuable upon the exercise of warrants at $7.731 per share issued in our May 1996 initial public offering.

         o We will not receive any proceeds from the offering of common stock. We will receive approximately $12,085,000 if all of the warrants are exercised. These proceeds will be used for our general corporate purposes.

         o Our common stock is traded and quoted on the Nasdaq National Market (NMS) under the symbol "SSOL". On August 2, 2000, the last reported bid price of our common stock was $34.8125 and the last reported asked price was $34.8750.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------



                  The date of this prospectus is August __, 2000

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................3

ABOUT OUR COMPANY.................................................................................................3

SUMMARY FINANCIAL DATA............................................................................................3

RISK FACTORS......................................................................................................4

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS..........................................................8

USE OF PROCEEDS...................................................................................................8

MARKET PRICE OF OUR COMMON STOCK AND PUBLIC WARRANTS..............................................................8

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.........................................................9

BUSINESS.........................................................................................................15

MANAGEMENT.......................................................................................................19

PRINCIPAL STOCKHOLDERS...........................................................................................27

SELLING STOCKHOLDERS.............................................................................................29

PLAN OF DISTRIBUTION.............................................................................................30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................31

DESCRIPTION OF CAPITAL STOCK.....................................................................................32

DELAWARE BUSINESS COMBINATION PROVISIONS.........................................................................34

INDEMNIFICATION OF DIRECTORS AND OFFICERS........................................................................34

WHERE YOU CAN FIND MORE INFORMATION..............................................................................35

TRANSFER AGENT...................................................................................................36

LEGAL MATTERS....................................................................................................36

EXPERTS..........................................................................................................36

INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights information included elsewhere in this document. You should carefully review the more detailed information and financial statements included in this document. The summary is not complete and may not contain all of the information you may need to consider before investing in our common stock. We urge you to carefully read this document, including the "Risk Factors" section beginning on page 4 and the Financial Statements and notes to those statements beginning on page F-1 of this document.

                                ABOUT OUR COMPANY

         Please note that throughout this prospectus, the words "we", "our" or "us" refer to SmartServ Online, Inc. and not to the selling stockholders.

         SmartServ Online, Inc. was organized in 1993. We are a business-to-business Web and wireless application services provider specializing in building and hosting content-rich and transaction-intensive applications for both mobile wireless and fixed wireline users. We deliver Internet-based content and trade order routing solutions, as well as "Web-to-Wireless" applications designed to facilitate e-commerce. We have developed online financial, transactional and media applications using a unique "device-independent" delivery solution and have designed applications that enable the receipt of information and the execution of transactions on wireless telephones and personal digital assistants. Our executive offices are located at One Station Place, Stamford, Connecticut 06902 and our telephone number is (203) 353-5950.

                             SUMMARY FINANCIAL DATA

         This summary financial data is derived from our financial statements for the fiscal years ended June 30, 1999, June 30, 1998 and June 30, 1997, and for the fiscal periods ended March 31, 2000 and March 31, 1999, certain of which are included elsewhere herein. You should read the following summary financial data in conjunction with the financial statements and notes to those statements.

                                                   Nine Months Ended
                                                      March 31                                     Years Ended June 30
                                      -----------------------------------------     ------------------------------------------------
   STATEMENT OF OPERATIONS                    2000                 1999                 1999            1998              1997
        Revenues                   $   2,710,856           $      1,028,353      $   1,443,781   $     873,476    $     688,610
        Loss from Operations         (35,819,259) *              (2,538,791)        (3,750,471)     (4,488,307)      (4,457,343)
        Net Loss                     (35,083,239) *              (4,766,362)        (7,124,126)     (5,040,009)      (4,434,482)
        Basic and Diluted Loss per        (17.55)                     (4.45)             (6.44)          (7.65)           (7.20)
        Share

   BALANCE SHEET                                    At March 31                                       At June 30
                                      -----------------------------------------     ------------------------------------------------
                                                        2000                            1999            1998              1997
                                                 -------------------                ------------------------------------------------
         Cash and Cash Equivalents               $     5,175,577                    $   2,165,551  $       354,225  $     93,345
         Working Capital (Deficiency)                  4,368,144                        (1,822,340)     (1,850,287)     (901,026)
         Total Assets                                  7,570,111                       3,820,598         1,276,853     1,246,689
         Total Liabilities and Deferred
           Revenues                                   5,832,698                           8,527,898     2,523,714     1,945,017
         Shareholders' Equity                         1,737,413                         (4,707,300)    (1,246,861)     (698,328)
           (Deficiency)

    * Included in such amount are noncash charges for stock-based compensation costs of $35,636,026.


                                      -3-


                                  RISK FACTORS


         An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document.
You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

         WE HAVE A HISTORY OF LOSSES AND IF WE DO NOT ACHIEVE PROFITABILITY WE
MAY NOT BE ABLE TO CONTINUE OUR BUSINESS

         We have incurred net losses of $7,124,126 for the year ended June 30, 1999, $5,040,009 for the year ended June 30, 1998, $4,434,482 for the year ended
June 30, 1997 and $2,966,287 for the year ended June 30, 1996. Additionally, we have incurred a net loss of $35,083,239 for the nine month period ended March
31, 2000. However, included in the March 31, 2000 operating results were noncash charges for stock-based compensation of $35,636,026. At March 31, 2000, we had an accumulated deficit of $57,029,244 and stockholders equity of $1,737,413.
Losses have resulted principally from costs incurred in connection with activities aimed at developing our software, information and transactional services and from costs associated with our marketing and administrative activities. We have incurred substantial expenses and commitments and continue to operate at a deficit on a monthly basis. No assurance can be provided that we will be able to develop revenues sufficient to support our operations. On May
15, 2000,  SmartServ  sold common  stock to  investors  in a private  placement.
Proceeds from that offering were $17,500,000. Giving effect to this offering, we had stockholders' equity of approximately $18,437,000 at March 31, 2000 on a proforma basis.

         WE DEPEND ON ONE CUSTOMER, AND THE LOSS OF THIS CUSTOMER COULD
ADVERSELY AFFECT OUR OPERATING RESULTS

         Currently, substantially all of our revenues are generated through our licensing arrangement with Data Transmission Network Corporation, or DTN. Our results of operations will depend upon numerous factors including sustained revenues from our arrangement with DTN, the regulatory environment, introduction and market acceptance of new services, establishing alliances with strategic marketing partners and competition. If we default under the license agreement, DTN may at its sole cost elect to provide its own maintenance to both the system software and related hardware. Under these circumstances, DTN will have the right to own the system software, including the source codes, and related hardware, and DTN will have no further obligation to pay us licensing fees which we currently rely on for a significant part of our revenues. We anticipate that our results of operations for the immediate future will continue to depend to a significant extent upon revenues from DTN and a small number of customers. In order to increase our revenues, we will need to attract and retain additional customers. Our failure to obtain a sufficient number of additional customers could adversely affect our results of operations.

         OUR  INDEPENDENT  AUDITORS  HAVE  ISSUED  A REPORT  WHICH  MAY HURT OUR
ABILITY TO RAISE ADDITIONAL FINANCING AND THE PRICE OF OUR COMMON STOCK

         The report of our independent auditors on our financial statements for the years ended June 30, 1999 and 1998 contains an explanatory paragraph which indicates that we have had recurring operating losses and a working capital deficiency which raise substantial doubt about our ability to continue as a going concern. This report may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts of, or investors in, our common stock. We urge potential investors to review this report before making a decision to invest in our company.

                                      -4-

         OUR BUSINESS DEPENDS UPON STRATEGIC MARKETING PARTNERSHIPS WHICH MAY
NOT MATERIALIZE

         We intend to sell our services primarily by entering into non-exclusive agreements with strategic marketing partners who would brand our information and transaction services with their own private label, promote the product offering and then provide our information and e-commence services to their clients. Our success will depend on:

         o our ability to enter into agreements with strategic marketing partners;

         o        the ultimate success of these strategic marketing partners;
                  and

         o the ability of the strategic marketing partners to successfully market our services.

         Our failure to complete our strategic alliance strategy or the failure of the strategic marketing partners to develop and sustain a market for our services would have a material adverse affect on our overall performance.

         Although we view strategic marketing alliances as a major factor in the successful commercialization of our services, there can be no assurance that the strategic marketing partners would view an alliance with us as significant to their businesses and any potential benefits from these arrangements may not materialize.

         THE MARKET FOR OUR BUSINESS IS DEVELOPING AND MAY NOT ACHIEVE THE
GROWTH WE EXPECT

         Online  information  and  transactional   services,   as  well  as  the
convergence of wireless and Internet  technologies,  are developing markets. Our future growth and profitability  will depend, in part, upon consumer  acceptance of online  information and  transactional  services in general and a significant expansion in the consumer  market for the delivery of such services via wireless telephones and personal  digital  assistants,  and personal  computers.  Even if these markets experience  substantial growth, there can be no assurance that our services  will be  commercially  successful  or will  benefit  from such growth.
Further, even if initially  successful,  any continued development and expansion of a market for our services  will depend in part upon our ability to create and develop  additional  services and adjust  existing  services in accordance  with changing consumer preferences, all at competitive prices. Our failure to develop new services and generate  revenues could have a material  adverse effect on our financial condition and operating results.

         WE COMPETE AGAINST LARGER,  WELL KNOWN COMPANIES WITH GREATER RESOURCES
THAN WE HAVE

         The market for Web and wireless based information and transactional services is highly competitive and involves rapid innovation and technological change, shifting consumer preferences and frequent new service introductions.
Most of our competitors and potential competitors have substantially greater financial, marketing and technical resources than we have. Increased competition in the market for our services could limit our ability to expand and materially and adversely affect our results of operations.

         The  principal  competitive  factors  in both  the  Internet-based  and wireless services industry include content,  product features and quality,  ease of use,  access to distribution  channels,  brand  recognition,  reliability and price. We believe that potential new competitors, including large multimedia and
information  system  companies,   are  increasing  their  focus  on  transaction
processing.   We  face  increasing  competition

                                      -5-

from other emerging services delivered through personal computers and wireless devices such as developing transactional services offered by Data Broadcasting
Corporation, Electronic Data Systems Corp. and other Web-based software and online companies. Established online information services including those offered by America Online, Inc., offer competing services delivered through personal computers. Although in its infancy, the wireless arena too has its competitors, such as Datalink Systems Corporation, I 3 Mobile, Inc., Aether
Systems, Inc. (a/k/a Aether Technologies), Tantau Software, Inc., 724 Solutions,
Inc. and W-Trade Technologies, Inc. We expect competition to increase from existing competitors and from new competitors, including telecommunications companies.

         The information content provided through our software and communication
architecture  is  generally   purchased   through   non-exclusive   distribution
agreements.  While we are not dependent on any single content provider, existing and potential  competitors  may enter into  agreements with these and other such providers  and thereby  acquire the ability to deliver  online  information  and transactional services substantially similar to those provided by us.

         WE ARE HIGHLY DEPENDENT ON OUR EXECUTIVE OFFICERS AND SEVERAL TECHNICAL
EMPLOYEES,  THE LOSS OF ANY OF WHOM COULD  HAVE AN ADVERSE  IMPACT ON OUR FUTURE
OPERATIONS

         We believe that due to the rapid pace of innovation within our industry, factors such as the technological and creative skills of our personnel are more important in establishing and maintaining a leadership position within the industry than legal protections of our technology. We are dependent on our ability to recruit, retain and motivate high quality personnel. However, competition for such personnel is intense and the inability to attract and retain additional qualified employees or the loss of current key employees could materially and adversely affect our business, operating results and financial condition. We maintain and are the sole beneficiary of a key-person life insurance policy on the life of (1) Mr. Sebastian E. Cassetta, our Chief
Executive  Officer,  in the amount of $1,000,000 and (2) Mr. Mario F. Rossi, our
Senior Vice President of Technology, in the amount of $500,000. The loss of the services of either Mr. Cassetta or Mr. Rossi would have a material adverse effect upon our business, financial condition and results of operations.

         PROVISIONS IN OUR CHARTER MAY MAKE IT MORE DIFFICULT FOR A PERSON TO
ACQUIRE US AT A PREMIUM TO OUR CURRENT MARKET VALUE

         Our  charter  restricts  the  ability  of our  stockholders  to  call a stockholders  meeting and provides that our  stockholders may not act by written consent or change the number of directors and classes of our board of directors.
These   provisions  may  have  the  effect  of  deterring  or  delaying  certain transactions  involving an actual or potential  change in control of  SmartServ, including  transactions  in which our  stockholders  might  otherwise  receive a premium for their  shares over then  current  market  prices,  and may limit the ability of our stockholders to approve  transactions that they may deem to be in their best interests.

         YOUR  OWNERSHIP  INTEREST,  VOTING  POWER AND THE  MARKET  PRICE OF OUR
COMMON STOCK MAY DECREASE  BECAUSE WE HAVE ISSUED,  AND MAY CONTINUE TO ISSUE, A
SUBSTANTIAL  NUMBER OF SECURITIES  CONVERTIBLE  OR  EXERCISABLE  INTO OUR COMMON
STOCK

         We have issued common stock, options and warrants to purchase our common stock, and in the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. At July 27, 2000, there were $612,000 of our prepaid warrants outstanding that were then convertible into 437,142 shares of our common stock. Additionally, we have issued warrants to investors and consultants and granted options to employees for the purchase of 3,930,600 shares of our common stock. Except for 1,047,000 shares subject to stock options, substantially all of such shares have been registered for resale under the Securities Act. Additional shares are available for sale under Rule 144 of the Securities Act.


                                      -6-

Sales of these shares or the market's perception that these sales could occur may cause the market price of our common stock to fall and may make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate or to use equity securities as consideration for future acquisitions.

         WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS

         We have designed and developed our own information platform, "SmartServ", based on Sun Microsystems, Inc. computers and Oracle Corp.'s version 7.X relational database manager, to support a variety of end user devices. Although we intend to protect our rights vigorously, there can be no assurance that any of the measures to protect our proprietary rights explained below will be successful. In an effort to protect our proprietary rights, we rely upon a combination of contract provisions and copyrights, trade secret laws and a service mark. We license the use of our services to our strategic marketing partners under agreements that contain terms and conditions prohibiting the unauthorized reproduction of our software and services. We seek to protect the source code of our application software and communications architecture as a trade secret and as an unpublished copyrighted work.

         We believe that our service mark "SmartServ Online" has significant value and is important to the marketing of our services. There can be no absolute assurance, however, that our mark does not or will not violate the proprietary rights of others, that our mark would be upheld if challenged or that we would not be prevented from using our mark, any of which could have an adverse effect on us. In addition, there can be no assurance that we will have the financial resources necessary to enforce or defend our mark. We believe that our software, services, service mark and other proprietary rights do not infringe on the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against us with respect to current features, content or services or that any such assertion may not require us to enter into royalty arrangements or result in litigation.

         OUR LICENSE ARRANGEMENT WITH DTN CONTAINS PROVISIONS WHICH ALLOW DTN TO
TERMINATE  OUR  RELATIONSHIP  AND TAKE  OWNERSHIP OF CERTAIN OF OUR  PROPRIETARY
TECHNOLOGY UNDER CERTAIN CIRCUMSTANCES

         We granted DTN an exclusive perpetual worldwide license to our Internet-based (1) real-time stock quote product, (2) online trading vehicle for customers of small and medium sized brokerage companies, (3) administrative reporting package for brokers of small and medium sized brokerage companies and
(4) order entry/routing system. Under the license agreement, we are required to maintain certain systems' performance standards and to satisfy other general business requirements. Our inability to maintain compliance with the license agreement could result in a default thereunder. In addition, a change of control of SmartServ is an event of default under the license agreement. A change of control includes a change in the majority of the members on our board of directors. Under a letter agreement with Zanett Capital, Inc., Zanett Capital may elect a majority of the board under certain circumstances, including the failure of our common stock to be listed on Nasdaq.

         If an event of default occurs under the license agreement, DTN may at its sole cost elect to provide its own maintenance to both the system software and related hardware. Under these circumstances, DTN will have the right to own the system software, including the source codes, and related hardware, and DTN will have no further obligation to pay us licensing fees which we currently rely on for a significant part of our revenues.

                                      -7-

         WE ARE INVOLVED IN SEVERAL PENDING LEGAL PROCEEDINGS WHICH, IF RESOLVED
AGAINST  US,  COULD  CAUSE  DILUTION  TO OUR  STOCKHOLDERS  AND HAVE A  MATERIAL
NEGATIVE IMPACT ON OUR OPERATIONS

         From time to time we have been, and expect to continue to be, a party to legal proceedings and claims in the ordinary course of our business. Our ongoing legal proceedings with Michael Fishman and Commonwealth Associates, L.P.
have been set forth in the Business section of this document under the heading
"Legal Proceedings". Commonwealth seeks 13,333 shares of our common stock or damages of at least $1,770,000. While we expect to contest these matters vigorously, litigation is inherently uncertain and an adverse judgment on any of these claims could cause dilution to our stockholders as well as harm our business. Even if not meritorious, any of these current and future matters could require the expenditure of significant financial and managerial resources.

                  SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

         Some of the statements in this prospectus or in the documents we incorporate by reference are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words
"believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                 USE OF PROCEEDS

         We will receive approximately $12,085,000 if all of the warrants for the underlying shares of common stock being registered are exercised. We expect to use these proceeds, if any, for general corporate purposes.

              MARKET PRICE OF OUR COMMON STOCK AND PUBLIC WARRANTS

         On May 16, 2000, SmartServ's $.01 par value common stock commenced trading on the Nasdaq National Market as SSOL. On this date, our Redeemable
Common Stock Purchase Warrants, or public warrants, also commenced trading on the Nasdaq National Market as SSOLW.

         SmartServ's  securities  traded on the OTC Bulletin Board until May 15,
2000.

         On October 15, 1998, our stockholders approved a one-for-six reverse stock split which became effective on October 26, 1998.

         The following table sets forth the high and low prices for the common stock and public warrants during the periods indicated as reported by the Nasdaq
National Market and the OTC Bulletin Board, as applicable. Such amounts (and all other share and price information contained in this document) have been adjusted to reflect the reverse stock split.

                                      -8-

                                                    COMMON STOCK                        WARRANTS
                                                    ------------                        --------
                                                HIGH             LOW               HIGH            LOW
                                                ----             ---               ----            ---
Year Ending June 30, 2001
-------------------------
First Quarter                               $  70.250         $ 33.188          $ 27.000         $  11.000
(through August 2, 2000)


Year Ended June 30, 2000
------------------------
First Quarter                               $    1.531        $   .719          $   .156         $    .063
Second Quarter                                  24.625            .719             6.500              .070
Third Quarter                                  186.000          17.625            64.000             5.000
Fourth Quarter                                 129.000          25.000            47.031            10.500


Year Ended June 30, 1999
------------------------
First Quarter                               $    4.313        $  1.875          $  2.250         $    .375
Second Quarter                                   4.125           1.031              .531              .063
Third Quarter                                    4.875           1.500              .625              .063
Fourth Quarter                                   2.500           1.500              .250              .100

         As of August 2, 2000, we had 5,776,870 shares of common stock outstanding held by 113 shareholders of record. We estimate that our common stock is held by approximately 2,000 beneficial holders. As of such date, we had 1,725,000 public warrants outstanding held by 17 warrant holders of record.

         DIVIDENDS

         We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         PLAN OF OPERATION

         SmartServ delivers Internet-based and wireless content and trade order routing solutions that enable the processing of transactions for its strategic alliances, or Strategic Marketing Partners, and their customers. SmartServ has developed online and wireless financial, transactional and media applications using a unique "device-independent" delivery solution.

         SmartServ's plan of operation includes programs for the sale of its information and transactional application services through Strategic Marketing Partners utilizing a "business-to-business" strategy. Such a strategy provides access to a large number of potential subscribers and allows SmartServ to maximize its market reach at minimal operating costs. The flexibility of SmartServ's application software and communications architecture enables the customization of each information package offered to each Strategic Marketing Partner, and in turn to their end users.

         As an early entrant in the dynamic market for the distribution of financial information and transaction services via wireless telephones and personal digital assistants, or PDAs, SmartServ is developing strategic marketing relationships with wireless equipment manufacturers, carriers and other value-added service providers and potential corporate partners. SmartServ continuously seeks to increase product performance and widen its distribution by building and maintaining this network of Strategic Marketing Partners. Combining SmartServ's application development and data platform with the core competencies of its Strategic Marketing Partners, SmartServ is offering a packaged turnkey solution for extending content and transactions to the wireless environment. Management believes the wireless area has tremendous potential for distribution of SmartServ's information products and as a source of revenues from "fee based" transactions such as routing stock order entries; however, we have yet to derive any revenues from such efforts.

         Management believes that most of SmartServ's revenues will continue to be derived from consumers who purchase its services through Strategic Marketing Partners. SmartServ anticipates that Strategic Marketing Partners will brand its information and transaction services with their own private label and promote and distribute SmartServ's packaged offering to their clients. SmartServ has the ability to customize the information package to be offered to each Strategic Marketing Partner, by device. With the licensing of four of its Internet products by DTN in 1998, SmartServ has discontinued efforts to develop a direct subscriber base.

         Management anticipates that staffing requirements associated with the implementation of its plan of operation will result in the addition of a minimum of fifteen people during the period ending December 31, 2000. Such personnel will be added to assist primarily with the programming requirements of Strategic Marketing Partners' product offerings, for customer support and sales and marketing.

         RESULTS OF OPERATIONS

         NINE MONTHS ENDED MARCH 31, 2000 VS. NINE MONTHS ENDED MARCH 31, 1999

         During the nine months ended March 31, 2000 and 1999, SmartServ recorded revenues of $2,710,856 and $1,028,353, respectively. Substantially all of such revenues were earned through SmartServ's licensing of its products to DTN. Of such amounts, SmartServ recognized $1,242,472 and $146,602, respectively, as amortization of deferred revenues emanating from its licensing agreement with DTN.

         During the nine months ended March 31, 2000, SmartServ incurred costs of revenues of $603,355. These costs consisted primarily of information and communication costs ($98,600), personnel costs ($152,700), computer hardware leases, depreciation and maintenance costs ($242,400) and consulting fees ($43,600). During the nine months ended March 31, 1999, SmartServ incurred costs of revenues of $593,798. Such costs consisted primarily of information and communication costs ($209,200), personnel costs ($108,500), and computer hardware leases, depreciation and maintenance costs ($255,400). Product development costs were $240,500 and $132,600 for the nine months ended March 31, 2000 and 1999, respectively. Such costs consisted primarily of personnel costs of $31,400 and $8,900 in 2000 and 1999, respectively, and amortization expenses relating to capitalized software development costs of $209,100 and $94,200 in 2000 and 1999, respectively. During the nine months ended March 31, 2000 and 1999, SmartServ capitalized $846,814 and $672,875, respectively, of development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", or Statement 86.

         During the nine months ended March 31, 2000, SmartServ incurred selling, general and administrative expenses of $2,050,202. Such costs were incurred primarily for personnel costs ($888,700), facilities ($145,800), marketing and advertising costs ($294,000) and professional fees ($555,200). During the nine months ended March 31, 1999, SmartServ incurred selling, general and administrative expenses of $1,799,139. Such costs were incurred primarily for personnel costs ($599,200), marketing and advertising costs ($210,300), professional fees ($616,000), facilities ($166,600) and telecommunications costs ($51,700).

         During the nine months ended March 31, 2000, noncash charges for stock-based compensation amounted to $35,636,026 compared to $1,041,602 during the nine months ended March 31, 1999. Such noncash charges in 2000 were primarily related to personnel costs ($34,677,300) resulting from the valuation of stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", or APB No. 25.
Noncash charges pertaining to professional fees amounted to $958,700 and $1,002,800 for the nine months ended March 31, 2000 and 1999, respectively. These noncash professional fees resulted from the issuance of common stock purchase warrants to various financial, marketing and technical consultants. The value of such common stock purchase warrants was recorded in accordance with the Black-Scholes pricing methodology.

         Interest income for the nine months ended March 31, 2000 and 1999 amounted to $58,570 and $3,772, respectively. During the nine months ended March 31, 2000, such amounts were earned from SmartServ's investments in highly rated commercial paper. During the nine months ended March 31, 1999, such amounts were earned primarily from the SmartServ's cash balances. During the nine months ended March 31, 2000 and 1999, interest and financing costs were $40,250 and $2,231,343, respectively. During the nine months ended March 31, 2000 such costs were related to a partial redemption of SmartServ's Prepaid Warrants. During the nine months ended March 31, 1999, such costs consisted primarily of interest and the amortization of deferred financing costs ($454,700) associated with the issuance of $550,000 of convertible notes in December 1998 and January 1999, and costs ($958,900) associated with the settlement of obligations to holders of SmartServ's Prepaid Warrants. SmartServ has received a waiver of certain events of default pursuant to its Prepaid Warrants, and accordingly in December 1999, reversed previously recorded charges of $717,700. The common stock purchase warrants have been recorded in the financial statements in accordance with the Black-Scholes pricing methodology.

         FISCAL YEAR ENDED JUNE 30, 1999 VERSUS FISCAL YEAR ENDED JUNE 30, 1998

         During the year ended June 30, 1999, SmartServ recorded revenues of $1,443,781. Substantially all of such revenues were earned through its licensing agreement with DTN. During the year ended June 30, 1998, SmartServ earned revenues of $873,476. Of such amount, $210,000 was earned through the relationship with DTN, while $454,000 was earned from the sale of the SmartServ Pro stock quote services.

         During the year ended June 30, 1999, SmartServ incurred costs of services of $994,465. Such costs consisted primarily of information and communication costs ($267,600), personnel costs ($290,100), computer hardware leases and maintenance ($339,400) and systems consultants ($97,300). During the year ended June 30, 1998, SmartServ incurred costs of revenues of $1,216,761. Such costs consisted primarily of information and communication costs
($551,700), personnel costs ($310,600), and computer hardware leases and maintenance ($339,300). Information and communication costs decreased in 1999 compared to 1998 as a result of the licensing agreement entered into between SmartServ and DTN. Personnel costs decreased in 1999 compared to 1998 as a result of the migration of personnel resources into product development areas in 1999. Product development costs were $193,188 vs. $923,082 for the year ended June 30, 1998. The decrease in the product development costs resulted from the capitalization of software development costs related to certain product enhancements in accordance with Statement 86. During the year ended June 30, 1999, SmartServ capitalized $765,000 of development costs in accordance with Statement 86. No such costs were capitalized during the year ended June 30, 1998. During the year ended June 30, 1999, product development costs consisted primarily of the amortization of capitalized software development costs. During the year ended June 30, 1998, product development costs consisted primarily of personnel costs ($541,400) and computer system consultants ($335,000).

         During the year ended June 30, 1999, SmartServ incurred selling, general and administrative expenses of $4,006,599 vs. $3,221,940 for the year ended June 30, 1998. During the year ended June 30, 1999, such costs were incurred primarily for personnel costs ($1,148,400), facilities ($240,500), marketing and advertising costs ($263,100), professional fees ($2,150,000), and telecommunications costs ($69,500). During the year ended June 30, 1998, such costs were incurred primarily for personnel costs ($1,349,000), facilities ($216,000), marketing and advertising costs ($240,400), professional fees ($1,051,400) and telecommunications costs ($73,100). Included in professional fees are noncash charges of $1,349,020 in 1999 and $660,576 in 1998 representing the amortization of deferred costs in connection with the issuance of warrants to financial consultants.

         Interest income for the year ended June 30, 1999 amounted to $4,767 vs. $40,788 for the year ended June 30, 1998. Such amounts were earned primarily from SmartServ's investments in highly liquid commercial paper. Interest and financing costs for the year ended June 30, 1999 were $3,378,422. Such costs were incurred primarily in connection with the issuance of the 8% convertible notes ($2,254,700) and SmartServ's default pursuant to the prepaid warrants ($1,095,700). Of such amounts, $2,593,800 were noncash charges for the issuance of common stock or warrants to purchase common stock as settlement of such obligations. Interest and financing costs for the year ended June 30, 1998 were $592,490. These costs were incurred in connection with the origination of SmartServ's May 1997 line of credit. Of such amount, $463,600 represents the noncash charges associated with the issuance of certain common stock purchase warrants.

         Loss per share was $6.44 per share for the year ended June 30, 1999 vs. $7.65 per share for the year ended June 30, 1998. While the net loss increased by $2,084,117, SmartServ's weighted average shares of common stock outstanding in 1999 increased by 446,569 shares, thereby affecting the per share loss.

         FISCAL YEAR ENDED JUNE 30, 1998 VERSUS FISCAL YEAR ENDED JUNE 30, 1997

         During the year ended June 30, 1998, SmartServ recorded revenues of $873,476 from the sale of its information services vs. $688,610 during the year ended June 30, 1997. Included in revenues for the year ended June 30, 1998 was $210,000 resulting from SmartServ's licensing agreement with DTN and $454,000 from the sale of the SmartServ Pro stock quote services. During the year ended June 30, 1997, SmartServ earned revenues from the enhancement, implementation and marketing of services to Schroder & Co. Inc. of $342,200.

         During the year ended June 30, 1998, SmartServ incurred costs of services of $1,216,761. Such costs consisted primarily of information and communication costs ($551,700), personnel costs ($310,600) and computer hardware leases and maintenance ($339,300). During the year ended June 30, 1997, with SmartServ's departure from the development stage, it incurred costs of revenues of $1,133,884. Such costs consisted primarily of information and communication costs ($390,000), personnel costs ($417,500), computer hardware leases and maintenance ($201,800) and screenphone purchases ($95,300). Product development costs were $923,082 vs. $1,150,224 for the year ended June 30, 1997. During the year ended June 30, 1998, such costs consisted primarily of personnel costs ($541,400) and computer system consultants ($335,000). During the year ended June 30, 1997 such costs consisted primarily of personnel costs ($686,100) and computer system consultants ($454,000). Included in personnel costs in 1997 is a noncash charge of approximately $73,000 for the change in market value of employee stock options.

         During the year ended June 30, 1998, SmartServ incurred selling, general and administrative expenses of $3,221,940 vs. $2,861,845 for the year ended June 30, 1997. During the year ended June 30, 1998, such costs were incurred primarily for personnel costs ($1,349,000), facilities ($216,000), advertising and marketing costs ($240,400), professional fees ($1,051,400) and telecommunications costs ($73,100). During the year ended June 30, 1998, selling, general and administrative costs increased $360,095 from the prior year as a result of increases in professional fees ($593,000), personnel costs ($403,500) and facilities costs ($55,700). Such increases were offset by a decrease in advertising and marketing expenses of $600,900. Professional fees includes a noncash charge of $527,576, representing amortization of deferred compensation in connection with the issuance of 592,592 common stock purchase warrants to a financial consultant.

         Interest income for the year ended June 30, 1998 amounted to $40,788 vs. $74,507 for the year ended June 30, 1997. Such amounts were earned primarily from SmartServ's investments in highly liquid commercial paper. Interest and financing costs for the year ended June 30, 1998 were $592,490. These costs were incurred in connection with the origination of SmartServ's May 1997 line of credit. Of such amount, $463,600 represents the noncash charges associated with the revaluation of certain common stock purchase warrants granted to Zanett Securities Corporation. Interest and financing costs for the year ended June 30, 1997 were $54,646. Such amounts were incurred in connection with SmartServ's May 1997 line of credit.

         Loss per share was $7.65 per share for the year ended June 30, 1998 vs. $7.20 per share for the year ended June 30, 1997. While the net loss increased by $605,527, SmartServ's weighted average shares of common stock outstanding increased by 43,201 shares, thereby affecting the per share loss.

         CAPITAL RESOURCES AND LIQUIDITY

         On June 24, 1999, SmartServ and DTN entered into a License Agreement that amended their previous agreement. In consideration of the receipt of $5.175 million, SmartServ granted DTN an exclusive perpetual worldwide license to its Internet-based (1) real-time stock quote product, (2) online trading vehicle for customers of small and medium sized brokerage companies, (3) administrative reporting package for brokers of small and medium sized brokerage companies and
(4) order entry/routing system. Additionally, SmartServ received $324,000 in exchange for an agreement to issue warrants to purchase 300,000 shares of its common stock at an exercise price of $8.60 per share. SmartServ has agreed to continue to operate these products and provide maintenance and enhancement services in exchange for a percentage of the revenues earned by DTN therefrom. The cost of the SmartServ's commitment to provide such maintenance and enhancement services is limited to a maximum of 20% of the revenues earned by SmartServ. If SmartServ defaults under the license agreement, DTN may at its sole cost elect to provide its own maintenance to both the system software and related hardware. Under these circumstances, DTN will have the right to own the system software, including the source codes, and related hardware, and DTN will have no further obligation to pay SmartServ licensing fees which SmartServ currently relies on for a significant part of its revenues. None of SmartServ's wireless products were included in this transaction. Although SmartServ believes that DTN has the experience and the financial ability to distribute its services to thousands of potential customers, there can be no assurance that the products and services will be accepted by the ultimate consumer on a widespread basis.

         In November 1998, SmartServ completed a financing of $550,000 of its securities. SmartServ sold five and one-half (5.5) units, each consisting of a secured convertible 8% note in the principal amount of $100,000 and warrants to purchase common stock. The notes and the warrants were initially convertible and exercisable, respectively, at $.60 per share of common stock. Such notes were repaid in June 1999.

         On July 1, 1999, SmartServ entered into an agreement with Arnhold & S. Bleichroeder, Inc. to settle its obligation to Arnhold & S. Bleichroeder under the default provisions of its prepaid warrants. In accordance with that agreement, SmartServ paid Arnhold & S. Bleichroeder $325,000 to redeem the prepaid warrants and issued 180,000 shares of common stock in full settlement of all obligations.

         In January 2000, SmartServ issued 306,667 shares of common stock to certain investors in the November 1998 interim financing upon the exercise of warrants to purchase such shares. Proceeds from the exercise of these warrants were $184,000.

         On January 18, 2000, America First Associates Corp., acting as placement agent for SmartServ, completed a private placement of 233,000 shares of common stock at $15.00 a share. The net proceeds of the placement of $3,215,400 were used for general working capital requirements. In addition, on January 18, 2000, SmartServ completed a private placement of an additional 100,000 shares of common stock at $15.00 a share. There was no placement agent for these shares. The net proceeds of the placement of $1,500,000 were used for general working capital requirements.

         During the quarter ended March 31, 2000, the Company issued 474,022 shares of common stock to investors upon the exercise of warrants to purchase such shares. Proceeds from the exercise of these warrants were $696,944.

         On May 15, 2000, Chase Securities Inc., acting as placement agent for SmartServ, completed a private placement of 353,535 shares of common stock at $49.50 a share. The net proceeds of the placement of $16,750,000 were used for general working capital requirements.

         SmartServ's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. SmartServ incurred net losses of $7,124,126, $5,040,009, and $4,434,482 for the years ended June 30, 1999, 1998 and 1997, respectively. Additionally, SmartServ has incurred a net loss of $35,083,239 for the nine month period ended March 31, 2000. Included in such amount were noncash charges for stock-based compensation costs of $35,636,026. At March 31, 2000, SmartServ had an accumulated deficit of $57,029,244 and stockholders' equity of $1,737,413; however, after giving effect to the May 2000 private placement, SmartServ had stockholders' equity of approximately $18,437,000 on a proforma basis. SmartServ is also a defendant in several legal proceedings that could have a material adverse effect on its financial position, cash flows and results of operations. Losses have resulted principally from costs incurred in connection with activities aimed at developing our software, information and transactional services and from costs associated with our marketing and administrative activities. We have incurred substantial expenses and commitments and continue to operate at a deficit on a monthly basis. No assurance can be provided that we will be able to develop revenues sufficient to support our operations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

         Management believes that upon the successful implementation of its marketing plan, sufficient revenues will be generated to meet operating requirements. Management also believes that the successful execution of its proposed plan of operations will generate sufficient cash flow from operations to enable SmartServ to offer its services on an economically sound basis. No assurance can be given that such goals will be obtained or that any expected revenues or cash flows will be achieved.

                                    BUSINESS

         THE COMPANY

         SmartServ Online is a business-to-business Web and wireless application services provider (ASP) specializing in building and hosting content-rich and transaction-intensive applications for both mobile wireless and fixed wireline users. We deliver Internet-based content and trade order routing solutions, as well as "Web-to-Wireless" applications designed to facilitate e-commerce. We have developed online financial, transactional and media applications using a unique "device-independent" delivery solution and have designed applications that enable the receipt of information and the execution of transactions on wireless telephones and personal digital assistants.

         SERVICES

         SmartServ's services and platform solve the problem of ubiquitous Web access by offering enterprises application development and customization services, secure and reliable hosting environments, industrial strength transaction-routing systems and anytime, anywhere access. Recognizing the call for mobility, we developed an infrastructure to integrate and deliver our Internet-based information and to effectuate e-commerce transactions on wireless networks and devices. We offer complete systems to help traditional companies reach the Web and new-economy companies extend from the Web to the emerging mobile market. All SmartServ developed and hosted applications are accessible from the vast array of Web and wireless interactive appliances. We are well positioned to provide Web-based information and transaction applications and solutions for Strategic Marketing Partners such as financial institutions, wireless carriers, device manufacturers and value-added service providers and retailers. Our core competency focuses on providing financial news and reports -- including real-time stock quotes -- with the goal of facilitating online and wireless stock trading and other transactions. To complement our financial offerings, we also provide a host of personalized information services from local news, sports and weather to traffic and entertainment services that can be accessed on demand or as an alert.

         We have invested in the development of a transaction engine and an application software and communications architecture in an attempt to make our services easy to use and visually appealing, as well as to take advantage of the different virtues and capabilities of established and emerging devices capable of interacting with Web-based and Web-to-Wireless applications. We believe that our application software and communications architecture, which recognize multiple devices, format the information for the particular device and present the information in a user-friendly manner, will be attractive in the marketplace. Product development efforts are focused on providing enhancements to the current information and transaction services, format modifications for emerging devices, content and features improvements and customizations based on market requirements. We intend to continue to invest in this area and believe our transaction engine, application software and communications architecture represent an important competitive advantage.

         MARKETING STRATEGY

         We believe our primary source of revenues will ultimately be derived from the sale of our information and transactional application services through Strategic Marketing Partners utilizing a "business-to-business" strategy. We expect that Strategic Marketing Partners will brand our information and transaction services with their own private label, promote the packaged offering, and then distribute these information and e-commerce services to their clients. Additionally, our e-commerce platform will enable our Strategic Marketing Partners to offer transaction services via the Internet and wireless networks. Our strategy of forming alliances with Strategic Marketing Partners enables us to maximize our market reach at minimal operating costs, improve product and services performance and grow distribution channels to end-users.

         In May 1998, we licensed to DTN the rights to market and service three of our Internet products. DTN, which has over 150,000 subscribers for its satellite-based information services, lacked an Internet-based product and delivery system. We filled that need. In June 1999, we entered into an agreement with DTN that expanded our relationship. In consideration of the receipt of $5.175 million, we granted DTN an exclusive perpetual worldwide license to our Internet-based (1) real-time stock quote product, (2) online trading vehicle for customers of small and medium sized brokerage companies, (3) administrative reporting package for brokers of small and medium sized brokerage companies and
(4) order entry/routing system. We will continue to operate and support these products in exchange for a percentage of the revenues earned by DTN therefrom.
None of our wireless products were included in these transactions. During the year ended June 30, 1998, we discontinued our efforts to sell products directly to the retail market via our own marketing programs.

         As an early entrant in the dynamic market of distribution of financial information and transaction services via wireless telephones and personal digital assistants, we are developing strategic marketing relationships with the wireless equipment manufacturers, carriers, other value-added service providers and potential corporate partners. We continuously seek to increase product performance and widen our distribution by building and maintaining this network of Strategic Marketing Partners. Combining our application development and data platform with the core competencies of our Strategic Marketing Partners we are offering a packaged turnkey solution for extending content and transactions to the wireless environment. Management believes the wireless area has tremendous potential for distribution of our information products and as a source of revenues from "fee based" transactions such as routing stock order entries and other e-commerce offerings.

         The market for wireless services is exploding alongside the market for Internet access, and Management believes that these markets are about to converge. The majority of wireless data penetration will result from the distribution of telephones and other PCS devices equipped with wireless modems and Web browsers for accessing the Internet. Our data and communication architecture adds user functionality and utility to both wired and wireless technology. With our Web-server platform, application development and strategic alliances, we have the competitive advantage of providing complete end-to-end solutions.

         While we continue to have discussions about potential marketing opportunities with major equipment manufacturers, telecommunications and stock brokerage companies, there can be no assurance that we will enter into agreements with any such companies.

         COMPETITION

         The market for Web-based information and transactional services is highly competitive and subject to rapid innovation and technological change, shifting consumer preferences and frequent new service introductions. While our application software and communications architecture makes the services "device independent", we face increasing competition from other emerging services delivered through personal computers, such as developing transactional services offered by Data Broadcasting Corporation, Electronic Data Systems Corp. and other Web-based software companies. Established online information services including those offered by America Online, Inc., offer competing services delivered through personal computers. Although in its infancy, the wireless arena too has its competitors, such as DataLink Systems Corporation, I 3 Mobile, Inc., Aether Systems, Inc. (a/k/a Aether Technologies), Tantau Software, Inc., 724 Solutions, Inc. and W-Trade Technologies, Inc. We expect competition to increase from existing competitors and from new competitors, possibly including telecommunications companies. Most of our competitors and potential competitors have substantially greater financial, marketing and technical resources than we have. We believe that potential new competitors, including large multimedia and information system companies, are increasing their focus on transaction processing. Increased competition in the market for our services could limit our ability to expand and materially and adversely affect our results of operations.

         The information content provided through our application software and communication architecture is generally purchased through non-exclusive distribution agreements. While we are not dependent on any one content provider, existing and potential competitors may enter into agreements with these and other such providers and thereby acquire the ability to deliver online information and transactional services substantially similar to those provided us.

         The principal competitive factors in both the online and wireless industries include content, product features and quality, ease of use, access to distribution channels, brand recognition, reliability and price. Our strategy of establishing alliances with potential Strategic Marketing Partners and our ability to provide what we believe to be unique software applications and communications architecture should enable us to compete effectively.

         SOFTWARE

         We  have   developed  an   application   software  and   communications
architecture that we believe makes our services easy to use and visually appealing, and which maximize the capabilities of various devices.

         Our user-friendly front-end application software provides instant access to information and flexibility to the varying needs of multiple users. Subscribers are empowered to create their own groupings of information they routinely request and are able to navigate directly to the information they seek with the software's easy to read menu systems and search capabilities. Our transaction engine has been designed to facilitate various forms of e-commerce. Our application software employs common user interface techniques, such as icons, pull-down menus, spreadsheet formats, tree structures and the use of "key" words, to make our product intuitive to our users. Our software employs a unique, object-oriented architecture that intelligently identifies a wide range of wireless and wired devices and formats the information to device-specific attributes..

         During the fiscal years ended June 30, 1999, 1998 and 1997, we incurred costs of $193,188, $923,082 and $1,150,224, respectively, for research and project development activities. Additionally, during the fiscal year ended June 30, 1999, we capitalized software development costs amounting to $765,000; no such costs were capitalized in either of the years ended June 30, 1998 or 1997. During the nine months ended March 31, 2000, we incurred $240,500 for research and project development activities and capitalized software development costs of approximately $846,800.

         PROPRIETARY RIGHTS

         We have designed and developed our own "device independent" information and transaction platform, "SmartServ", based on Sun Microsystems, Inc. computers and Oracle Corp.'s version 7.X relational database manager, to support a wide array of wireless browsers and operating systems. The platform seamlessly integrates real-time data and transaction capabilities, such as stock trade order routing and e-commerce services, into a user-friendly services' interface. We rely upon a combination of contract provisions, trade secret laws and a service mark to attempt to protect our proprietary rights. We license the use of our services to Strategic Marketing Partners under agreements that contain terms and conditions prohibiting the unauthorized reproduction of our software and services. Although we intend to protect our rights vigorously, there can be no assurance that any of the foregoing measures will be successful.

         We granted DTN an exclusive perpetual worldwide license to our Internet-based (1) real-time stock quote product, (2) online trading vehicle for customers of small and medium sized brokerage companies, (3)
administrative reporting package for brokers of small and medium sized brokerage companies and (4) order entry/routing system. Under the license agreement, we are required to maintain certain systems' performance standards and to satisfy other general business requirements. Our inability to maintain compliance with the license agreement could result in a default thereunder. In addition, a change of control of SmartServ is an event of default under the license agreement. A change of control includes a change in the majority of the members on our board of directors. Under a letter agreement with Zanett Capital, Inc., Zanett Capital may elect a majority of the board under certain circumstances, including the failure of our common stock to be listed on Nasdaq.

         If we default under the license agreement, DTN may at its sole cost elect to provide its own maintenance to both the system software and related hardware. Under these circumstances, DTN will have the right to own the system software, including the source codes, and related hardware, and DTN will have no further obligation to pay us licensing fees which we currently rely on for a significant part of our revenues.

         We believe that our software, services, trademark, service mark and other proprietary rights do not infringe on the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against us with respect to current features, content or services or that any such assertion may not require us to enter into royalty arrangements or result in litigation.

         GOVERNMENT REGULATION

         We are not currently subject to direct regulation other than federal and state regulation generally applicable to businesses. However, changes in the regulatory environment relating to the telecommunications and media industry could have an effect on our business, including regulatory changes which directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies. Additionally, legislative proposals from international, federal and state governmental bodies in the areas of content regulation, intellectual property and privacy rights, as well as federal and state tax issues could impose additional regulations and obligations upon all online service providers. We cannot predict the likelihood that any such legislation will pass, or the financial impact, if any, the resulting regulation or taxation may have.

         Moreover, the applicability to application service providers of existing laws governing issues such as intellectual property ownership, libel and personal privacy is uncertain. The use of the Internet for illegal activities and the dissemination of pornography have increased public focus and could lead to increased pressure on legislatures to impose regulations on application service providers such as ourselves. The law relating to the liability of online service companies for information carried on or disseminated through their systems is currently unsettled. If an action were to be initiated against us, the costs incurred as a result of such action could have a material adverse effect on our business.

         EMPLOYEES

         We employ thirty-eight people, thirty-seven of whom are full-time employees. We anticipate that staffing requirements associated with the implementation of our plan of operation will result in the addition of a minimum of fifteen people during the period ending December 31, 2000. Such personnel will be added to assist primarily with the programming requirements of Strategic Marketing Partners' product offerings, for customer support and sales and marketing. None of our employees are covered by a collective bargaining agreement, and we believe that our relationship with our employees is satisfactory.

         DESCRIPTION OF PROPERTY

         We occupy approximately 6,300 square feet in a leased facility located in Stamford, Connecticut. The lease expires in October 2002.

         LEGAL PROCEEDINGS

         On or about June 4, 1999, Michael Fishman, our former Vice President of Sales, commenced an action against us, Sebastian E. Cassetta, Steven Francesco, (our former President) and four others in the Connecticut Superior Court for the Judicial District of Stamford/Norwalk at Stamford alleging breach of contract, breach of duty of good faith and fair dealing, fraudulent misrepresentation, negligent misrepresentation, intentional misrepresentation and failure to pay wages. The defendants have answered the complaint and filed counterclaims for fraudulent inducement and breach of contract. Plaintiff has responded to the counter-claim, and discovery is proceeding. Although we are vigorously defending this action, there can be no assurance that we will be successful.

         On or about February 29, 2000, Commonwealth Associates, L.P. filed a complaint against us in the Supreme Court of the State of New York, County of New York. The complaint alleges that on or about August 19, 1999 Commonwealth and SmartServ entered into an engagement letter pursuant to which Commonwealth was to provide financial advisory and investment banking services to SmartServ in connection with a possible combination between SmartServ and Data Link Systems Corporation. The engagement letter provided for a nonrefundable fee of $15,000 payable in cash or common stock at SmartServ's option. The complaint alleges that SmartServ elected to pay the fee in stock and seeks 13,333 shares of common stock or at least $1,770,000 together with interest and costs. In our answer to the complaint, we denied the material allegations of the complaint, including the allegation that we elected to pay in stock. Discovery has commenced. Although we are vigorously defending this action, there can be no assurance that we will be successful.

         While we intend to vigorously defend these actions, the unfavorable outcome of either such action could have a material adverse effect on our financial condition, results of operations and cash flows.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information with respect to the executive officers and directors of SmartServ Online, Inc.

NAME                                       AGE            POSITION
----                                       ---            --------
Sebastian E. Cassetta                       51            Chief Executive Officer, Secretary, Chairman of the
                                                          Board and Class III Director
Alan G. Bozian                              46            Senior Vice President and Chief Financial Officer
Mario F. Rossi (4)                          61            Senior Vice President of Operations and Class II
                                                          Director

Thomas W. Haller, CPA                       46            Vice President, Treasurer and Chief Accounting Officer
Richard D. Kerschner                        33            Vice President and General Counsel
John Montgomery                             38            Vice President of Financial Services
Robert Pearl                                32            Vice President of Strategy and Alliances


Evan Sohn                                   32            Vice President of Business Development
Claudio Guazzoni (3)                        36            Class I Director
Charles R. Klotz                            58            Class II Director
Stephen Lawler (4)                          36            Class III Director
L. Scott Perry (2)                          51            Class I Director
Robert Steele (1) (2) (3)                   60            Class II Director
Catherine Cassel Talmadge (2) (3)           47            Class I Director
Charles R. Wood (1)                         58            Class III Director
---------------------------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee
(3) Member of the Finance Committee
(4) Member of the Technology Advisory Committee

         SEBASTIAN E. CASSETTA has been Chief Executive Officer, Secretary, Chairman of the Board and a director of SmartServ since its inception. Mr. Cassetta was also SmartServ's Treasurer from its inception until March 1996. From June 1987 to August 1992, Mr. Cassetta was the President of Burns and Roe Securacom Inc., an engineering and large-scale systems integration firm. He is also a former Director, Managing Director and Vice President of Brinks Inc. At Brinks, he expanded international operations in over 15 countries and became the youngest person to be appointed Vice President in Brinks' 140 year history. Appointed by President Reagan and Department of Commerce Secretary Malcolm Baldridge, he served on both the U.S. Export Council and The Industry Sector Advisory Committee (ISAC) regarding GATT negotiations. He is a former member of the Board of Directors of The Young Presidents' Organization and the former Chairman of the New York Chapter.

         ALAN G. BOZIAN joined SmartServ as Senior Vice President & Chief Financial Officer in May 2000. Prior to joining SmartServ, he spent 24 years at UBS AG and its predecessor, Union Bank of Switzerland, a global integrated investment services firm. At UBS, Mr. Bozian rose through a series of senior trading management and treasury management positions including responsibility for its worldwide treasury activities as Global Treasurer.

         MARIO F. ROSSI was Vice President of Operations of SmartServ from December 1994 to February 1998 when he was promoted to Senior Vice President, Operations and Chief Technology Officer and was appointed a director of SmartServ. Mr. Rossi has business and operational management experience in the computer, telecommunications and security fields. He has an extensive background in product development, operations and technical marketing. From 1989 to 1994, Mr. Rossi was Vice President of Operations for MVS Inc., a fiber optic company specializing in wireless technology, and a General Manager at Pirelli from 1986 to 1988. From 1971 to 1986, he was Director of Development of Philips Medical Systems, in the U.S. as well as the Netherlands.

         THOMAS W. HALLER, CPA joined SmartServ as Vice President, Treasurer and Chief Financial Officer in March 1996. He served as SmartServ's Chief Financial Officer until June 2000, when he became SmartServ's Chief Accounting Officer. From December 1992 to March 1996, Mr. Haller was a Senior Manager at Kaufman Greenhut Forman, LLP, a public accounting firm in New York City, where he was responsible for technical advisory services and the firm's quality assurance program. Prior thereto, he was a Senior Manager with Ernst & Young LLP, an international public accounting and consulting firm, where he had responsibility for client services and new business development in the firm's financial services practice.

         RICHARD D. KERSCHNER joined SmartServ as Vice President and General Counsel in April 2000. Prior thereto Mr. Kerschner was Managing Counsel at
Omnipoint  Communications,   a  leading  wireless
service provider, where he supervised a staff of attorneys and paralegals in Omnipoint's legal and regulatory affairs department. Mr. Kerschner joined Omnipoint in 1997 and worked on all aspects of the its legal and regulatory issues, and had primary in-house responsibility for Omnipoint's corporate finance, mergers and acquisitions, joint ventures and strategic alliances, tax and general commercial litigation. Mr. Kerschner was in private practice with the law firm of McCann & McCann from 1994 to 1997.

         JOHN MONTGOMERY joined SmartServ in April 2000 with over 15 years of global and domestic securities experience. From January 1999 to January 2000 Mr. Montgomery was a Director of and from April 1997 to January 1999 was a Vice President of SG Gowen Securities. Managing over 22 sales professionals, he provided account coverage to broker-dealers, money managers, mutual funds, insurance companies and commercial banks. Mr. Montgomery holds several NASD registrations, including General Securities Sales Supervisor. He has experience with equities, fixed-income, options and interest rate derivatives. Mr. Montgomery spent 5 years in institutional sales at UBS Securities, over 3 years in portfolio strategies for PaineWebber and 3 years with Merrill Lynch Capital Markets.

         ROBERT PEARL joined SmartServ in September 1998 with over 7 years of wireless industry experience. He is responsible for developing SmartServ's wireless strategy and consummating relationships with key business and technology strategic alliances. Mr. Pearl is a co-founder and former co-chairman of the WAP Forum's Developer Expert Group. Prior to joining SmartServ, Mr. Pearl was Project Manager for Wireless Information Services at Omnipoint from 1996 to 1998 and Marketing Liaison at AT&T Wireless (formerly McCaw Cellular Communications) from 1993 to 1996.

         EVAN SOHN joined SmartServ Online in March 2000 as the Vice President of Business Development. Prior thereto, Mr. Sohn was the Vice President of Business Development of the Strategic Technologies division of IMS Health from December 1998 to March 2000. He joined Strategic Technologies upon its acquisition of Logix, Inc., a company he founded in 1989 and of which he served as President. Logix was a leading provider of mobile and handheld applications in areas of sales force automation, financial services, wireless communication and medical information.

         CLAUDIO GUAZZONI became a director of SmartServ on January 11, 1998. Since 1993, Mr. Guazzoni has been President of The Zanett Securities Corporation (now known as the Planet Zanett Internet Incubator) and Zanett Capital, Inc. providing financial and strategic consulting services to growth companies. Prior to joining the Zanett organization, Mr. Guazzoni was a Money Manager with Delphi Capital Management, Inc. (1992) and an associate with Salomon Brothers, Inc. from 1985 to 1991.

         CHARLES R. KLOTZ became a director of SmartServ on May 15, 2000. Since 1985, Mr. Klotz has been a director of a number of private and public companies associated with David R. Barclay and Frederick H. Barclay. He was President and Chief Executive Officer of Gulf Resources & Chemical Corporation from 1985-1998 and he was Chairman and Chief Executive Officer of Gotaas Larsen Shipping Corporation from 1988-1997. Prior thereto, he was with Bank of Boston where he held a number of positions including Head of Corporate Banking in London and Deputy Head of Specialized Corporate Finance which covered acquisition finance and venture capital.

         STEPHEN LAWLER was elected a director of SmartServ on December 28, 1999. He has been the Group Product Manager for the Mobile Internet Business Unit at Microsoft Corporation since April 1999. Mr. Lawler's experience includes all aspects of engineering including software development, program management, quality assurance and documentation. Additionally, he has directed product marketing teams, program management teams and engineering teams. From 1992 to April 1999, he worked for MapInfo Corporation where he was a member of the Executive Team, the Managing Director of Product Marketing and Product
Management and the Managing Director of Software Development and Product Development.

         L. SCOTT PERRY has been a director of SmartServ since November 1996. Since June 1998, Mr. Perry has been Vice President, Strategy & Alliances - AT&T Solutions. From December 1995 to June 1998, Mr. Perry had been Vice President, Advanced Platform Services of AT&T Corp. From January 1989 to December 1995, Mr. Perry held various positions with AT&T including Vice President -- Business Multimedia Services, Vice President (East) -- Business Communications Services and Vice President -- Marketing, Strategy and Technical Support for AT&T Data Systems Group. Mr. Perry serves on the Board of Directors of Junior Achievement of New York, is a member of the Cornell University Engineering College Advisory Council and serves on the Board of INEA, a private financial planning software company based in Toronto, Canada.

         ROBERT STEELE was appointed a director of SmartServ on February 23, 1998. Since February 1998, Mr. Steele has been Vice Chairman of the John Ryan Company, an international bank support and marketing company. From 1992 to February 1998, Mr. Steele was a Senior Vice President of the John Ryan Company. Mr. Steele is the former President of Dollar Dry Dock Bank and a member of the Board of Directors of Moore Medical Corp., Scan Optics, Inc. Accent Color Sciences, Inc., NLC Insurance Companies, Inc. and the New York Mercantile Exchange.

         CATHERINE CASSEL TALMADGE has been a director of SmartServ since March 1996. Since May 1999, Ms. Talmadge has been Senior Vice President of Business Development for High Speed Access Corporation. From September 1984 to May 1999, she held various positions with Time Warner Cable, a division of Time Warner Entertainment Company, L.P., including Vice President, Cable Programming; Director, Programming Development; Director, Operations; Director, Financial Analyses; and Manager, Budget Department.

         CHARLES R. WOOD was appointed a director of SmartServ in September 1998. Mr. Wood was Senior Vice President of DTN and President of its Financial Services Division, from 1989 and 1986, respectively, until February 28, 2000.

         BOARD OF DIRECTORS

         The Board of Directors consists of nine directors divided into three classes: Class I Directors, Class II Directors and Class III Directors. The Class I and Class III Directors will serve until the 1999 annual meeting and the Class II Directors will serve until the 2000 annual meeting or, in each case, until their respective successors are duly elected and qualified or until their earlier resignation or removal. Upon such annual meetings of stockholders, the Class III Directors will serve until the annual meeting of SmartServ's stockholders to be held in 2001, the Class I Directors will serve until the annual meeting of SmartServ's stockholders to be held in 2002 and the Class II Directors will serve until the annual meeting of SmartServ's stockholders to be held in 2003. Directors of each Class are elected for a full term of three years (or any lesser period representing the balance of the previous term of such Class) and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Officers are appointed annually and serve at the discretion of the Board for one year. Under a Stock Purchase Agreement dated May 15, 2000, TecCapital Ltd. has the right to designate one member of SmartServ's Board of Directors. Messrs. Cassetta and Rossi agreed to vote all shares of SmartServ held by them, representing approximately 18.83% of the outstanding stock of SmartServ, to elect the director designated by TecCapital. In the event of a default under SmartServ's prepaid warrants, SmartServ will, at the request of Zanett Capital, Inc., appoint such number of designees of Zanett Capital, Inc. to its Board of Directors so that the designees of Zanett Capital, Inc. will constitute a majority of the members of the Board of Directors of SmartServ. Further, Messrs. Cassetta and Francesco have agreed to vote their shares of common stock, representing approximately 15.27% of the outstanding stock of SmartServ, in favor of such designees of Zanett Capital, Inc., at each Annual Meeting of Stockholders of SmartServ at which directors are elected.

         BOARD COMMITTEES

         The Compensation Committee, currently composed of Messrs. Wood and Steele, has authority over officer compensation and administers our employee stock option plans.

         The Audit Committee, currently composed of Messrs. Steele and Perry and Ms. Talmadge, serves as the Board's liaison with our auditors.

         The Finance Committee, currently composed of Mr. Guazzoni, Mr. Steele and Ms. Talmadge, reviews expenditures of SmartServ.

         The Technology Advisory Committee, currently composed of Messrs. Lawler and Rossi, is responsible for identifying new technologies and markets therefor.

         COMPENSATION OF DIRECTORS

         Each director who is not an officer or employee of SmartServ is reimbursed for his or her out-of-pocket expenses incurred in connection with attendance at meetings or other company business. Between December 29, 1998 and December 31, 1999, each non-employee director received a $1,000 fee for each meeting he or she attended. Commencing January 1, 2000, each non-employee director receives a $1,500 fee for each meeting he or she attends. Additionally, each committee member may receive up to $1,000 per meeting attended.

         Between November 4, 1996 and April 24, 1998, each person who was not a salaried employee of SmartServ was granted, on the date he or she became a director, an option to purchase 5,000 shares of common stock and immediately following each annual meeting of stockholders at which directors were elected, each such person elected to serve as a director at that annual meeting or who remained a director following that annual meeting was granted an option to purchase 5,000 shares of common stock. Subsequent to April 24, 1998, the Compensation Committee has had the discretionary authority to grant options to non-employee directors. Pursuant to such authority, on December 28, 1998 and October 13, 1999 it granted options to purchase 10,000 shares of common stock at a price of $2.35 and $.9375, respectively, to each non-employee director. The exercise price of each share of common stock under any option granted to a director was equal to the fair market value of a share of common stock on the date the option was granted.

         EXECUTIVE COMPENSATION

         The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Chief Executive Officer and for each other executive officer (the "Named Executive Officers") of SmartServ whose compensation exceeded $100,000 in fiscal 1999 for services in all capacities to SmartServ during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                           ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                           -------------------------------------------------------------------------------
                                                                                 RESTRICTED       SECURITIES
NAME AND PRINCIPAL         FISCAL                               OTHER ANNUAL    STOCK AWARDS      UNDERLYING      ALL OTHER
POSITION                   YEAR     SALARY        BONUS       COMPENSATION (1)       (2)            OPTIONS     COMPENSATION
-------------------------- -------- ------------- ---------- ------------------ --------------- -------------- --------------
Sebastian E. Cassetta        1999    $  155,000   $  5,414       $      9,750   $  185,471(3)     92,000 (5)   $24,416(8)
Chief Executive              1998       125,000         --              9,750           --        37,500 (6)        -- (9)
Officer                      1997       125,000         --              9,750           --        16,666 (6)        -- (9)

Mario F. Rossi               1999       122,500      3,249              6,000       61,824(4)     67,500 (7)        -- (9)

Vice President               1998        92,400         --              6,000           --        20,834 (6)        -- (9)
of Operations                1997        75,000         --              6,000           --         4,416 (6)        -- (9)

(1)  Amounts shown consist of a non-accountable expense allowance.

(2) The Named Executive Officers did not receive any LTIP Payouts in 1999, 1998 or 1997.

(3) On December 29, 1998, the Board of Directors approved the sale to Mr. Cassetta of 618,239 shares of restricted stock representing 9% of the fully diluted shares of common stock of SmartServ. Compensation has been determined as the number of shares awarded to Mr. Cassetta times the closing price of SmartServ's common stock on December 29, 1998 ($2.50) less the consideration to be paid by Mr. Cassetta. At June 30, 1999, based upon the closing bid price ($1.50) of SmartServ's common stock, the value of Mr. Cassetta's shares was $0. On October 13, 1999, the Board of Directors agreed to reprice the shares granted to Mr. Cassetta to $.75 per share, the fair value of the shares at that date. Through December 31, 1999, the purchase of this restricted stock was recorded as a variable award pursuant to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". In accordance therewith, SmartServ's results of operations for the six months ended December 31, 1999 includes a noncash compensation charge of $11,727,000 for the change in the fair value of its common stock at December 31, 1999.

(4) On December 29, 1998, the Board of Directors approved the sale to Mr. Rossi of 206,080 shares of restricted stock representing 3% of the fully diluted shares of common stock of SmartServ. Compensation has been determined as the number of shares awarded to Mr. Rossi times the closing price of SmartServ's common stock on December 29, 1998 ($2.50) less the consideration to be paid by Mr. Rossi. At June 30, 1999, based upon the closing bid price ($1.50) of SmartServ's common stock, the value of Mr. Rossi's shares was $0. On October 13, 1999, the Board of Directors agreed to reprice the shares granted to Mr. Rossi to $.75 per share, the fair value of the shares at that date. Through December 31, 1999, the purchase of this restricted stock was recorded as a variable award pursuant to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". In accordance therewith, SmartServ's results of operations for the six months ended December 31, 1999 includes a noncash compensation charge of $3,909,000 for the change in the fair value of its common stock at December 31, 1999.

(5) Includes options for the purchase of 37,500 shares which were cancelled when repriced options to purchase a like number of shares were granted in lieu thereof.

(6) Such options were cancelled when repriced options were granted in lieu thereof in fiscal 1999.

(7) Includes options for the purchase of 25,250 shares which were cancelled when repriced options to purchase a like number of shares were granted in lieu thereof.

(8) Amounts represent premiums paid by SmartServ for life and disability insurance for the benefit of Mr. Cassetta.

(9) The aggregate amount of personal benefits not included in the Summary Compensation Table does not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus paid to the Named Executive Officers.

         STOCK OPTIONS

         The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 1999:

                                                    OPTION GRANTS IN FISCAL 1999
                                                       (INDIVIDUAL GRANTS) (1)
                                                       -----------------------
                                 NUMBER OF            % OF TOTAL OPTIONS
                           SECURITIES UNDERLYING    GRANTED TO EMPLOYEES IN     EXERCISE            EXPIRATION
NAME                          OPTIONS GRANTED             FISCAL 1999             PRICE                DATE
-------------------------- ----------------------- ------------------------- ------------------- ---------------------
Sebastian E. Cassetta               17,000                        3.66%           $    1.625             11/19/08
                                    37,500                        8.08                 1.290             10/07/08
                                    37,500   (2)                  8.08                 2.530              8/06/08

Mario F. Rossi                      17,000                        3.66                 1.625             11/19/08
                                    25,250                        5.44                 1.290             10/07/08
                                    25,250   (2)                  5.44                 2.530              8/06/08

(1) No stock appreciation rights ("SARs") were granted to the Named Executive Officers during fiscal 1999.

(2)  Cancelled on October 8, 1998.

     The following table sets forth information as to the number of unexercised shares of common stock underlying stock options and the value of unexercised in-the-money stock options at fiscal year end:

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                      FISCAL YEAR END OPTION VALUE (1)(2)
                                      -----------------------------------
                                                                                                  VALUE OF
                                                                         NUMBER OF             UNEXERCISED IN-
                                                                         UNEXERCISED              THE-MONEY
                                                                    SECURITIES UNDERLYING        OPTIONS AT
                                                                     UNDERLYING OPTIONS          FISCAL YEAR
                                                                     AT FISCAL YEAR END              END
                                SHARES ACQUIRED          VALUE           EXERCISABLE/            EXERCISABLE/
                                 ON EXERCISE          REALIZED          UNEXERCISABLE           UNEXERCISABLE
------------------------------ -------------------- ----------------- -------------------------- ---------------------
Sebastian E. Cassetta                  --                  --                0/54,499                $0/$7,874

Mario F. Rossi                         --                  --                0/42,249                $0/$5,302

(1) No SARs were granted to, or exercised by, the Named Executive Officers during fiscal 1999.

(2) Value is based on the closing bid price of SmartServ's common stock as reported by the OTC Bulletin Board on June 30, 1999 ($1.50) less the exercise price of the option.

         EMPLOYMENT AGREEMENTS

         SmartServ and Mr. Cassetta have entered into an employment agreement ("Cassetta Agreement"), effective January 1, 1999 and expiring on December 31, 2001, providing for (1) base compensation of $185,000 per annum, (2) additional compensation of up to 100% of base compensation and (3) the sale to him of 618,239 shares of restricted stock representing 9% of the fully diluted shares of common stock of SmartServ. Mr. Cassetta's additional compensation will be equal to 10% of his base compensation for each 10% increase in sales during the first year of the Cassetta Agreement, subject to a maximum of 100% of base compensation. In each subsequent year of the Cassetta Agreement, Mr. Cassetta will receive additional compensation equal to 5% of his base compensation for each 5% increase in sales, subject again to a maximum of 100% of base compensation. The purchase price ($2.20 per share) of the restricted stock was equal to 110% of the fair market value of SmartServ's common stock for the 30 days preceding the date of the stock purchase agreement ("Cassetta Stock Purchase Agreement") contemplated by the Cassetta Agreement. On October 13, 1999, the Board of Directors agreed to reprice the shares granted to Mr. Cassetta to $.75 per share, the fair market value of the shares at that date. $6,182.39 of the purchase price has been paid in cash and the balance by a 5 year, non-recourse promissory note, secured by the stock, at an interest rate of 6.75%, which is 1% below the prime rate on the date of the Cassetta Stock Purchase Agreement. The Cassetta Stock Purchase Agreement provides SmartServ with certain repurchase options and provides Mr. Cassetta with a put option in the event of the termination of his employment. In the event that Mr. Cassetta's employment is terminated without cause, Mr. Cassetta will receive a lump sum severance payment equal to his full base salary for the remaining term of the Cassetta Agreement, discounted to the present value using an 8% discount rate and continuing benefit coverage for the lesser of 12 months or the remaining term of the Cassetta Agreement. On December 28, 1999, the Board of Directors of the Company approved the payment to Mr. Cassetta in stock of the bonus payable to him for 1999 under his employment agreement. Pursuant thereto, in March 2000 the Company issued 148,000 shares of common stock to Mr. Cassetta.

         SmartServ and Mr. Rossi have entered into an employment agreement ("Rossi Agreement"), effective January 1, 1999 and expiring on December 31, 2001, providing for (1) base compensation of $135,000 per annum, (2) additional compensation of up to 50% of base compensation and (3) the sale to him of 206,080 shares of restricted stock representing 3% of the fully diluted shares of common stock of SmartServ. Mr. Rossi's additional compensation will be equal to 5% of his base compensation for each 10% increase in sales during the first year of the Rossi Agreement, subject to a maximum of 50% of base compensation. In each subsequent year of the Rossi Agreement, Mr. Rossi will receive additional compensation equal to 2.5% of base compensation for each 5% increase in sales, subject again to a maximum of 50% of base compensation. The purchase price ($2.20 per share) of the restricted stock was equal to 110% of the fair market value for the 30 days preceding the date of the stock purchase agreement ("Rossi Stock Purchase Agreement") contemplated by the Rossi Agreement. On October 13, 1999, the Board of Directors agreed to reprice the shares granted to Mr. Rossi to $.75 per share, the fair market value of the shares at that date. $2,060.80 of the purchase price has been paid in cash and the balance by a 5 year, non-recourse promissory note, secured by the stock, at an interest rate of 6.75%, which is 1% below the prime rate on the date of the Rossi Stock Purchase Agreement. The Rossi Stock Purchase Agreement provides SmartServ with certain repurchase options and provides Mr. Rossi with a put option in the event of the termination of his employment. In the event that Mr. Rossi's employment is terminated without cause, Mr. Rossi will receive a lump sum severance payment equal to his full base salary for the remaining term of the Rossi Agreement, discounted to the present value using an 8% discount rate and continuing benefit coverage for the lesser of 12 months or the remaining term of the Rossi Agreement. On December 28, 1999, the Board of Directors of the Company approved the payment to Mr. Rossi in stock of the bonus payable to him for 1999 under his employment agreement. Pursuant thereto, in March 2000 the Company issued 54,000 shares of common stock to Mr. Rossi.

         SmartServ and Mr. Bozian have entered into an employment agreement ("Bozian Agreement"), effective May 29, 2000 and expiring on May 29, 2003, providing for (1) base compensation of $250,000 per annum, (2) a merit bonus of up to 50% of base compensation, (3) the grant to him of options to purchase an aggregate of 175,000 shares of stock at an exercise price of $49.50 per share and (4) reimbursement of certain moving and other expenses. In the event that Mr. Bozian's employment is terminated without cause, he will receive a lump sum severance payment equal to his full base salary for the remaining term of the Bozian Agreement, discounted to the present value using an 8% discount rate and continuing benefit coverage for the lesser of 12 months or the remaining term of the Bozian Agreement.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of July 10, 2000, certain information with respect to the beneficial ownership of the common stock by (1) each person known by SmartServ to beneficially own more than 5% of the outstanding shares, (2) each director of SmartServ, (3) each Named Executive Officer and (4) all executive officers and directors of SmartServ as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

          NAME AND ADDRESS OF                    AMOUNT AND NATURE OF                PERCENT OF
          BENEFICIAL OWNER (1)                   BENEFICIAL OWNERSHIP (2)      OUTSTANDING SHARES (3)
          --------------------                   ------------------------      ----------------------
Sebastian E. Cassetta                                  856,241 (4)                         15.27%
c/o SmartServ Online, Inc.
Metro Center, One Station Place
Stamford, CT 06902

Steven Rosner                                          411,300 (5)                          7.11%
1220 Mirabeau Lane
Gladwyn, Pennsylvania 19035

TecCapital Ltd.                                        303,030                              5.43%
c/o Berwick Management, Inc.
150 Federal Street, 19th Floor
Boston, MA 02110

Data Transmission Network Corporation                  285,000 (6)                          5.02%
9110 West Dodge Road
Omaha, Nebraska 68114

Mario F. Rossi                                         281,954 (7)                          5.04%
c/o SmartServ Online, Inc.
Metro Center, One Station Place
Stamford, CT 06902

Claudio Guazzoni                                        93,699 (8)                          1.65%

L. Scott Perry                                          25,833 (9)                             *

Catherine Cassel Talmadge                               25,816 (9)                             *

Stephen Lawler                                          20,000 (10)                            *

Robert H. Steele                                        14,166 (11)                            *

Charles R. Wood                                         14,000                                 *


Charles R. Klotz                                             0 (12)                            *

All executive officers and directors
as a group (15 persons)                              1,455,973 (13)                        24.90%

* Less than 1% of the outstanding common stock

(1) Under the rules of the Securities and Exchange Commission (SEC), addresses are only given for holders of 5% or more of the outstanding common stock of SmartServ.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3) Represents the number of shares of common stock beneficially owned as of July 10, 2000 by each named person or group, expressed as a percentage of the sum of all of the shares of such class outstanding as of such date and the number of shares not outstanding, but beneficially owned by such named person or group.

(4) Includes 27,249 shares of common stock subject to currently exercisable options. Also includes 2,051 shares held in trust for the benefit of Mr. Cassetta's wife.

(5) Includes 208,000 shares of common stock subject to currently exercisable warrants.

(6) Includes 100,000 shares of common stock subject to currently exercisable warrants.

(7) Includes 21,124 shares of common stock subject to currently exercisable options.

(8) Includes 24,166 shares of common stock subject to currently exercisable options. Also includes 69,533 shares of common stock subject to currently exercisable warrants.

(9) Includes 25,000 shares of common stock subject to currently exercisable options.

(10) Represents 20,000 shares of common stock subject to currently exercisable options.

(11) Includes 10,000 shares of common stock subject to currently exercisable options.

(12) Does not include 303,031 shares beneficially owned by TecCapital Ltd. of which Mr. Klotz is a director. Mr. Klotz disclaims beneficial ownership of these shares.

(13) Includes 2,051 shares held in trust for the benefit of Mr. Cassetta's wife, 268,236 shares of common stock subject to currently exercisable options and warrants issued to all executive officers and directors.

         CHANGES IN CONTROL

         SmartServ and each of Messrs. Cassetta and Francesco have entered into an agreement with Zanett Capital, Inc. dated September 29, 1997, as subsequently amended, which provides, among other things, that for a period of 5 years, upon an event of default under the prepaid warrants, SmartServ will, at the request of Zanett Capital, Inc., appoint such number of designees of Zanett Capital, Inc. to its Board of Directors so that the designees of Zanett Capital, Inc., will constitute a majority of the members of the Board of Directors of SmartServ. Further, Messrs. Cassetta and Francesco have agreed to vote their shares of common stock, representing approximately 15.27% of the outstanding stock of SmartServ, in favor of the designees of Zanett Capital, Inc., at each Annual Meeting of Stockholders of SmartServ at which directors are elected.

                              SELLING STOCKHOLDERS

         The shares being offered for resale by the selling stockholders consist of the shares of common stock issued in our May 2000 private placement, the shares of common stock held by certain financial consultants and shares of common stock issuable upon exercise of stock purchase warrants held by (a) several investors who have held such warrants since prior to our initial public offering and (b) several financial, marketing and technical consultants. Other than consulting arrangements with Bruno Guazzoni, Andrew Seybold Group, LLC, InterBank Funding Corp., Ehrenkrantz King Nussbaum, Inc., Michael Kramer, Lindquist Global Advisors, LLC, Steven Rosner and Brauning Associates (of which Michael P. Silva and Todd M. Peterson are principals and transferees), investment advisory relationships with The Zanett Securities Corporation, (of which Claudio Guazzoni, a director of SmartServ, is a principal) and that Charles R. Klotz is a director of SmartServ and designee of TecCapital, Ltd., none of the selling stockholders has, and, within the past three years, none has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders as of July 10, 2000 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished by the selling stockholders. Because the selling stockholders may sell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made hereby.

                                             Shares of Common Stock     Shares of Common      Beneficial Ownership
                                                 Beneficially              Stock              After Offering If All
          Selling Stockholders                         Owned             to be Sold             Shares Are Sold
          --------------------                         -----             ----------             ---------------

TecCapital, Ltd.                                     303,030                303,030                  --

The Abernathy Group                                   20,202                 20,202                  --

Hare & Co.                                            30,303                 30,303                  --

John E. Herzog                                         4,167                  4,167                  --

Andrew DaPonte                                         3,750                  3,750                  --

Emanuel E. Geduld                                      2,083                  2,083                  --

Anchung Sammy Chung and Fong-Chi Alison
Taso                                                   1,250                  1,250                  --

Alexandra Building Corp.                                 833                    833                  --

Andrew Seybold Group, LLC                             10,000                 10,000                  --

InterBank Funding Corp.                                4,309                  4,309                  --

Ehrenkrantz King Nussbaum, Inc.                       16,667                 16,667                  --

Michael Kramer                                        16,000                 16,000                  --

Lindquist Global Advisors, LLC                             0                 50,000 (1)              --

Steven Rosner                                        411,300                  8,000                 403,300

Bruno Guazzoni                                       116,866                116,866                  --

Zanett Lombardier, Ltd.                                9,227                  9,227                  --

Samuel L. Milbank                                      4,406                  4,406                  --

David M. McCarthy                                      8,811                  8,811                  --

Claudio Guazzoni                                       8,811                  8,811                  --

Michael P. Silva                                      40,000                 40,000                  --

Todd M. Peterson                                      10,000                 10,000                  --
                                                      ------                 -------                ----
          Total                                    1,022,015                668,715                 403,300
                                                     =======                =======                 =======

-----------------------------

(1) Represents 50,000 shares underlying warrants to purchase such shares that are not included in shares of common stock beneficially owned because the warrants are not currently exercisable nor will be within the next 60 days.

         We agreed with Zanett Lombardier, Ltd. and Bruno Guazzoni to register the underlying shares of common stock pursuant to the antidilution provisions of warrants issued to them. They agreed that they will not exercise their warrants to the extent that they would beneficially own more than 4.99% of our common stock. They can waive this restriction on 61 days notice.

                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,

     o transactions involving cross or block trades or otherwise on the OTC Bulletin Board,

     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

     o "at the market" to or through market makers or into an existing market for the common stock,

     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

     o any combination of the foregoing, or by any other legally available means.

         In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither SmartServ nor the selling stockholders can presently estimate the amount of such compensation. SmartServ knows of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         SmartServ will not receive any proceeds from the sale of the shares pursuant to this prospectus. SmartServ has agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $42,000.

         SmartServ has informed the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 24, 1999, SmartServ and DTN entered into an agreement that amended the Software License and Service Agreement dated April 23, 1998. In consideration of the receipt of $5.175 million, SmartServ granted DTN an exclusive perpetual worldwide license to SmartServ's Internet-based (1) real-time stock quote product, (2) online trading vehicle for customers of small and medium sized brokerage companies, (3) administrative reporting package for
brokers  of  small  and  medium  sized   brokerage   companies
and (4) order entry/routing system. Additionally, SmartServ received $324,000 in exchange for an agreement to issue warrants to purchase 300,000 shares of SmartServ's common stock at an exercise price of $8.60 per share. SmartServ has agreed to continue to operate these products and provide maintenance and enhancement services in exchange for a percentage of the revenues earned by DTN therefrom. The cost of SmartServ's commitment to provide such maintenance and enhancement services is limited to a maximum of 20% of the revenues earned by SmartServ. Charles R. Wood, a director of SmartServ, was until February 28, 2000, Senior Vice President of DTN and President of its Financial Services Division.

         SmartServ believes that the terms of the transactions described above were no less favorable to SmartServ than would have been obtained from a non-affiliated third party for similar transactions at the time of entering into such transactions. In accordance with SmartServ's policy, such transactions were approved by a majority of the independent disinterested directors of SmartServ.

                          DESCRIPTION OF CAPITAL STOCK

         The following is a summary description of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation and By-Laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits. We have also included a summary description of only those warrants held by selling stockholders and we have not described any of our other outstanding warrants.

         GENERAL

         Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of August 2, 2000, we had 5,776,870 shares of common stock issued and outstanding. No shares of preferred stock are issued and outstanding. We have reserved 4,513,930 shares of common stock for issuance pursuant to outstanding options and warrants.

         COMMON STOCK

         The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation and By-Laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

         PREFERRED STOCK

         Our Board of Directors may, without stockholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by stockholders.

         WARRANTS

         Between September 1995 and March 1996 we issued to certain bridge lenders warrants to purchase 155,211 shares of common stock at an exercise price of $7.731 per share, subject to adjustment in certain events. Unless exercised, the warrants will automatically expire on March 20, 2001.

         On March 21, 1996 in our initial public offering we issued 1,725,000 Redeemable Common Stock Purchase Warrants pursuant to a warrant agreement, or the Warrant Agreement, between us, Rickel & Associates, Inc., Continental Stock Transfer & Trust Company, as warrant agent, and others. Pursuant to the terms of the Warrant Agreement, such warrants are currently convertible into 892,461 shares of common stock. Upon surrender of 1.933 warrants and $7.731, the registered holder would be entitled to receive one share of common stock. Such conversion formula remains subject to adjustment in certain events. Unless exercised, the warrants will automatically expire on March 20, 2001. The warrants are subject to redemption by the Company at a redemption price of $.10 per warrant at any time, upon not less than 30 days prior written notice to the holders of the warrants, provided the average closing bid quotation of the common stock has been at least 187.5% of the then current exercise price of the warrants, for a period of 20 consecutive trading days ending on the third day prior to the date on which we give notice of redemption. The warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. The Warrant Agreement may be amended, subject to certain exceptions, by us and the warrant agent with the written consent of the holders of at least a majority of the warrants.

         Prior to our initial public offering, we issued to Alexandra Building Corp., John E. Herzog, Andrew DaPonte, Emanuel E. Geduld, Anchung Sammy Chung and Fong-Chi Alison Tsao, for nominal consideration, warrants to purchase an aggregate of 12,083 shares of common stock at an exercise price of $24.00 per share during the period ending March 21, 2001.

         On January 1, 1999, we issued to Andrew Seybold Group, LLC a warrant to purchase 10,000 shares of common stock at an exercise price of $2.50 per share. These warrants were issued as partial consideration for marketing consulting services provided to the Company and expire on December 31, 2001.

         On November 19, 1999, we issued to Michael Kramer a warrant to purchase 16,000 shares of common stock at an exercise price of $17.75. These warrants were issued as partial consideration for technical consulting services provided to the Company and expire on November 18, 2002.

         On December 31, 1999, we issued to Brauning Associates warrants to purchase an aggregate of 50,000 shares of common stock at an exercise price of $3.00 per share. Thereafter, these warrants were transferred by Brauning
Associates to Michael Silva and Todd Peterson, principals of Brauning Associates. These warrants were issued as partial consideration for marketing consulting services provided to the Company and expire on December 31, 2002.

         On January 4, 2000, we issued to Steven Rosner, a warrant to purchase 8,000 shares of common stock at an exercise price of $18.375. This warrant was issued as partial consideration for financial consulting services to be provided to the Company and expires on July 2, 2003.

         On January 7, 2000, we issued 16,667 shares of common stock to Ehrenkrantz King Nussbaum, Inc. upon exercise of warrants.

         On March 15, 2000, we issued 4,309 shares of common stock to InterBank Funding Corp. upon exercise of warrants.

         On April 5, 2000, we issued 1,250 shares of common stock to Anchung Sammy Chung and Fong-Chi Alison Tsao upon exercise of warrants.

         On May 1, 2000, we issued to Lindquist Global Advisors, LLC, a warrant to purchase 50,000 shares of common stock at an exercise price of $49.50. This warrant was issued as partial consideration for financial consulting services to be provided to the Company and will expire on April 30, 2003.

         The warrants may be exercised in whole or in part, subject to the limitations provided in the warrants. Any warrant holders who do not exercise their warrants prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the warrants and any outstanding warrants will become void and be of no further force or effect.

         Holders of the warrants have no voting, preemptive, liquidation or other rights of a stockholder, and no dividends will be declared on the warrants.

         We have agreed to pay all registration expenses incurred in connection with the registration of the common stock issuable upon exercise of the warrants.

                    DELAWARE BUSINESS COMBINATION PROVISIONS

         We are governed by the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

o prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

o the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

o the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

         An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

     o for any transaction from which a director derived an improper personal benefit.

The Amended and Restated Certificate of Incorporation of SmartServ provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

         Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. SmartServ's By-Laws entitle officers and directors of SmartServ to indemnification to the fullest extent permitted by the DGCL.

         SmartServ has agreed to indemnify each of its directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, SmartServ maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act of 1933.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SmartServ pursuant to the provisions described above, or otherwise, SmartServ has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SmartServ of expenses incurred or paid by a director, officer or controlling person of SmartServ in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SmartServ will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp

Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http.//www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

         We have filed a registration statement on Form SB-2 with the Commission to register the shares of our common stock to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

         The Transfer Agent and Registrar for the common stock is Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004. Its telephone number is (212) 509-4000.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus has been passed upon for us by Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Its telephone number is (212) 704-6000.

                                     EXPERTS

         The financial statements of SmartServ Online, Inc. at June 30, 1999 and 1998, and for each of the three years in the period ended June 30, 1999, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

                                     [LOGO]

                             SMARTSERV ONLINE, INC.

                                     668,715
                                     Shares
                                       of
                                  Common Stock

                                   PROSPECTUS



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                August __, 2000

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

         Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article Tenth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL. Article VI of the registrant's by-laws provides that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the DGCL. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

         The registrant maintains a directors and officers liability insurance policy with National Union Fire Insurance Company of Pittsburgh, PA. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
   Commission registration fee                         $  6,151
Legal fees and expenses                                $ 20,000
Accounting fees and expenses                           $ 15,000
Miscellaneous                                          $    849
Total                                                  $ 42,000
-------------------------------

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

         On May 29, 1997, the Company issued a $550,000 promissory note and warrants to purchase 45,302 shares of common stock to Zanett Lombardier, Ltd. ("ZLL") for $550,000. On each of July 21, 1997 and September 16, 1997, the Company issued an additional $111,111 promissory note and warrants to purchase an additional 10,478 shares of common stock to ZLL for $111,111. The warrants are subject to antidilution provisions and have exercise prices of $4.34 and $5.30 per share. Zanett Securities Corporation ("Zanett") received fees of $78,576 for its services in connection with such transactions. Additionally, Zanett received warrants to purchase 18,206 shares of common stock. Such warrants are subject to antidilution provisions and have exercise prices of $4.34 and $5.30. The promissory notes and warrants were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On September 16, 1997, the Company issued warrants to purchase 50,083 shares of common stock to ZLL as a default penalty under the ZLL notes. The warrants have an exercise price of 50% of the closing price of the Company's common stock on the exercise date. On November 16, 1999, ZLL exercised on a cashless basis all of such warrants in exchange for 25,042 shares of common stock. No sales commissions were paid in connection with such transactions. The warrants were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act. The shares were issued in reliance upon the exemption from registration provided by Section 3 (a) (9) of the Securities Act.

         On September 29, 1997, the Company issued 4,000 prepaid common stock purchase warrants ("Prepaid Warrants") to 12 investors for $4,000,000. Included in such amount was $772,222 of the promissory notes issued to ZLL and $63,837 of accrued interest thereon which were cancelled in connection with this transaction. The Prepaid Warrants are convertible into a number of shares of common stock of the Company that is equal to $1,000 divided by the applicable exercise price. The exercise price is 70% of the average closing bid price of the common stock for the 10 trading days ending on the day prior to exercise of such warrants, reduced by 1% for each 60 day period the Prepaid Warrants remain unexercised, but in no event above $8.40 per share. Zanett received a commission of $400,000, an unaccountable expense allowance of $120,000, and warrants to purchase 155,627 shares, subject to antidilution provisions, of common stock at $4.34 per share in connection with such transaction. The Prepaid Warrants, and the warrants issued to Zanett, were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On September 29, 1997, the Company issued 130,035 warrants to Bruno Guazzoni and, subject to stockholder approval, agreed to issue to him warrants to purchase an additional 792,201 shares of common stock. These additional warrants were approved by the stockholders and issued in April 1998. The warrants are subject to antidilution provisions and have an exercise price of $4.34 per share. No sales commissions were paid in connection with such transaction. The warrants were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         Between January 13, 1998 and March 21, 2000 an aggregate of 3,388 Prepaid Warrants were converted into an aggregate of 1,209,738 shares of common stock of the Company. No sales commissions were paid in connection with such conversions. The shares were issued in reliance upon the exemption from registration provided by Section 3 (a) (9) of the Securities Act.

         On January 2, 1998 and March 3, 1998, the Company issued warrants to purchase 16,666 and 20,833 shares of common stock, respectively, in connection with consulting contracts. The warrants have exercise prices of $3.75 and $15.75 to $19.50, respectively. No sales commissions were paid in connection with such transactions. The warrants were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On August 31, 1998, the Company issued 32,953 shares of common stock to ZLL and 17,047 shares of common stock to Bruno Guazzoni in consideration for their agreeing to certain restrictions on the exercise of the Prepaid Warrants and the resale of the shares of common stock issuable on exercise thereof. No sales commissions were paid in connection with such transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act.

         On September 8, 1998, the Company issued warrants to purchase 3,000 shares of common stock to Data Transmission Network Corporation ("DTN") for prepayment of certain guaranteed payments in accordance with the Software License and Service Agreement between the parties dated April 23, 1998. Such warrants are exercisable at $3.00 per share of common stock. These warrants were issued in reliance upon the exemption from registration provided by Section 4
(2) of the Securities Act. No sales commissions were paid in connection with such transaction.

         On November 17, 1998, the Company issued 125,000 shares of common stock and warrants to purchase 16,667 shares of common stock, exercisable at $5.00 per share until November 11, 2001, to Steven Francesco, a former officer of the Company, as partial consideration for the settlement of his claims against the Company and certain of its officers and directors. The shares and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. No sales commissions were paid in connection with such transaction.

         Between November 20, 1998 and December 3, 1998, the Company issued convertible promissory notes in the amount of $500,000 and warrants to purchase 833,333 shares of common stock to 6 investors for $500,000. Such warrants are exercisable at $.60 per share and expire on November 19, 2003. Spencer Trask Securities, Inc. ("Spencer Trask"), the placement agent, received a commission of $50,000 and an unaccountable expense allowance of $15,000 in connection with such transaction. Additionally, the Company issued warrants to purchase 166,667 shares of common stock to Spencer Trask exercisable at $.72 per share through November 29, 2003. These promissory notes and warrants were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 14, 1999, the Company issued 10,000 shares of common stock to Arnhold & S. Bleichroeder, Inc. ("ASB"), an investor in the Company's Prepaid Warrants, in consideration of an agreement to waive certain events of default under such Prepaid Warrants. No sales commissions were paid in connection with such transaction. These shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 20, 1999, the Company agreed to cancel warrants to purchase 20,833 shares of common stock exercisable at $15.75 and $19.50 per share to Mr. Steven Rosner, a financial advisor to the Company, and to grant Mr. Rosner warrants to purchase 40,833 shares of common stock at $.60 per share for his efforts in arranging the Company's relationship with Spencer Trask. These warrants expire on March 4, 2003 and January 19, 2004 and were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 28, 1999, the Company issued a convertible promissory note in the amount of $50,000 and warrants to purchase 83,333 shares of common stock to Mr. Bruno Guazzoni, an investor in the Company's Prepaid Warrants, for $50,000. Such warrants are exercisable at $.60 per share and expire on November 19, 2003. Spencer Trask, the placement agent, received a commission of $5,000, an unaccountable expense allowance of $1,500 and warrants to purchase 16,667 shares of common stock at $.72 per share through January 26, 2004 in connection with this transaction. The promissory note and the warrants were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On July 6, 1999, the Company issued 180,000 shares of common stock to ASB to settle the Company's obligation to ASB pursuant to the default provisions of the Prepaid Warrants. No sales commissions were paid in connection with such transaction. These shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On November 19, 1999, the Company issued to Michael Kramer, a warrant to purchase 16,000 shares of common stock at an exercise price of $17.75 per share. This warrant was issued as partial consideration for technical systems consulting services to be provided to the Company and expires on November 18, 2002. No sales commissions were paid in connection with such transaction. This warrant was issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act.

         On December 28, 1999, the Board of Directors of the Company approved the payment to Sebastian E. Cassetta and Mario F. Rossi in stock of the bonus payable to them for 1999 under their employment agreements. Pursuant thereto, in March 2000 the Company issued 148,000 shares of common stock to Mr. Cassetta and 54,000 shares to Mr. Rossi. No sales commissions were paid in connection with such transaction. These shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On December 31, 1999, the Company issued to Brauning Associates warrants to purchase an aggregate of 50,000 shares of common stock at an exercise price of $3.00 per share. Thereafter, these warrants were transferred by Brauning Associates to Michael Silva and Todd Peterson, principals of Brauning Associates. These warrants were issued as partial consideration for marketing consulting services provided to the Company and expire on December 31, 2002. No sales commissions were paid in connection with such transaction. These warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         On January 4, 2000, the Company issued 618,239 and 206,080 shares of common stock to Sebastian E. Cassetta and Mario F. Rossi, respectively, pursuant to Stock Purchase Agreements dated December 29, 1998 between the Company and each of them. No sales commissions were paid in connection with such transactions. These shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 4, 2000, the Company issued to Steven Rosner, a warrant to purchase 8,000 shares of common stock at an exercise price of $18.375 per share. This warrant was issued as partial consideration for financial consulting services to be provided to the Company and expires on July 2, 2003. No sales commissions were paid in connection with such transaction. The warrant was issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

         On January 18, 2000, the Company issued 233,000 shares of common stock to 24 investors. America First Associates Corp., the placement agent, received a commission of 8% of the aggregate purchase price of the shares purchased in the offering, an unaccountable expense allowance of $25,000 in connection with such transaction and warrants to purchase 18,640 shares. These shares and warrants were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 18, 2000, the Company issued 100,000 shares of common stock to 14 additional investors. No sales commissions were paid in connection with such transaction. These shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On January 20, 2000, the Company issued to DTN a warrant to purchase 300,000 shares of the Company's common stock at $8.60 per share in exchange for $324,000. The warrant will expire on November 17, 2000. No sales commissions were paid in connection with such transaction. The warrant was issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

         On May 1, 2000, the Company issued to Lindquist Global Advisors, LLC, a warrant to purchase 50,000 shares of common stock at an exercise price of $49.50 per share. This warrant was issued as partial consideration for financial consulting services to be provided to the Company and expires on April 30, 2003. No sales commissions were paid in connection with such transaction. This warrant is to be issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act.

         On May 15, 2000, the Company issued 353,535 shares of common stock to 3 investors. Chase Securities Inc., the placement agent, received a commission of 4% of the aggregate purchase price of the shares purchased in the offering and an unaccountable expense allowance of $50,000 in connection with such transaction. These shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
         -------------------------------------------

(a)      Exhibits:

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:


EXHIBIT                                      DESCRIPTION
-------                                      -----------
3.1               Amended and Restated Certificate of Incorporation of the
                  Company**
3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed on June 1, 1998 *
3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed on October 16, 1998*
3.4               By-laws of the Company, as amended**
4.1               Specimen Certificate of the Company's Common Stock**
4.2               Form of Warrant Agent Agreement**
4.3               Form of Redeemable Warrant**
4.4 Form of Warrant Agreement used by the Company for the warrants issued to Alexandra Building Corp., John E. Herzog, Emanuel E. Geduld, Andrew DaPonte, Anchung Sammy Chung and Fong-Chi Allison Tsao+
4.5 Form of Warrant Agreement used by the Company for the warrants issued to Steven Rosner, Andrew Seybold Group, LLC, Michael Kramer, Lindquist Global Advisors, LLC and Brauning Associates+
4.6 Stock Purchase Agreement dated May 12, 2000 between the Company and TecCapital, Ltd., The Abernathy Group and Conseco Equity Fund+
5.1               Opinion of Parker Chapin LLP+
10.1 Information Distribution License Agreement dated as of July 18, 1994 between the

                  Company and S&P ComStock, Inc.**
10.2 New York Stock Exchange, Inc. Agreement for Receipt and Use of Market Data dated as of August 11, 1994 between the Company and the New York Stock Exchange, Inc.**
10.3 The Nasdaq Stock Market, Inc. Vendor Agreement for Level 1 Service and Last Sale Service dated as of September 12, 1994 between the Company and The Nasdaq Stock Exchange, Inc. ("Nasdaq")**
10.4 Amendment to Vendor Agreement for Level 1 Service and Last Sale Service dated as of October 11, 1994 between the Company and Nasdaq**
10.5 Lease Agreement dated as of March 4, 1994, between the Company and One Station Place, L.P. regarding the Company's Stamford, Connecticut offices**
10.6 Lease Modification and Extension Agreement, dated February 6, 1996, between the Company and One Station Place, L.P. regarding the Company's Stamford, Connecticut offices***
10.7              1996 Stock Option Plan****
10.8              1999 Stock Option Plan+
10.9 Asset Purchase and Software License and Service Agreements between SmartServ Online, Inc. and Data Transmission Network Corporation, dated April 23, 1998*****
10.10 Amendment to the Software and License Agreement between SmartServ Online, Inc. and Data Transmission Network Corporation, dated June 24, 1999. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to an order by the Securities and Exchange Commission dated December 2, 1999, granting confidential treatment under the Securities Exchange Act of 1934 and the omitted portions have been filed separately with the Securities and Exchange Commission *
10.11 Letter agreement dated August 26, 1999, amending the Amendment to the Software and License Agreement between SmartServ Online, Inc. and Data Transmission Network Corporation, dated June 24, 1999. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to an order by the Securities and Exchange Commission dated December 2, 1999, granting confidential treatment under the Securities Exchange Act of 1934 and the omitted portions have been filed separately with the Securities and Exchange Commission *
10.12 Amended and Restated Employment Agreement between SmartServ Online, Inc. and Sebastian E. Cassetta, dated January 1, 1999*
10.13 Restricted Stock Purchase Agreement between SmartServ Online, Inc. and Sebastian E. Cassetta, dated December 29, 1998*
10.14             Employment Agreement between SmartServ Online, Inc. and Mario
                  F. Rossi, dated January 1, 1999*
10.15 Restricted Stock Purchase Agreement between SmartServ Online, Inc. and Mario F. Rossi, dated December 29, 1998*
10.16 Amended Restricted Stock Purchase Agreement between SmartServ Online, Inc. and Sebastian E. Cassetta, dated December 31, 1999+
10.17 Amended Promissory Note between SmartServ Online, Inc. and Sebastian E. Cassetta, dated January 4, 2000+
10.18 Amended Security Agreement between SmartServ Online, Inc. and Sebastian E. Cassetta, dated January 4, 2000+
10.19 Amended Restricted Stock Purchase Agreement between SmartServ Online, Inc. and Mario F. Rossi, dated December 31, 1999+
10.20 Amended Promissory Note between SmartServ Online, Inc. and Mario F. Rossi, dated January 4, 2000+
10.21 Amended Security Agreement between SmartServ Online, Inc. and Mario F. Rossi, dated January 4, 2000+
10.22             Employment Agreement between SmartServ Online, Inc. and Alan
                  G. Bozian, dated

                  May 29, 2000+
23.1              Consent of Ernst & Young LLP+
23.2              Consent of Parker Chapin LLP (Included in Exhibit 5.1)
24.1 Power of Attorney of certain directors and officers of SmartServ (Included as part of the signature page beginning on page II-8 of this filing)
------------


+                 Filed herewith
*                 Filed as an exhibit to the Company's Annual Report on Form
                  10-KSB for the fiscal year ended June 30, 1999
**                Filed as an exhibit to the Company's registration statement on
                  Form SB-2 (Registration No. 333-114)
***               Filed as an exhibit to the Company's Annual Report on Form
                  10-KSB for the fiscal year ended June 30, 1996
****              Filed as an exhibit to the Company's Proxy Statement dated
                  October 10, 1996
*****             Filed as an exhibit to the Company's Quarterly Report on Form
                  10-QSB for the period ended March 31, 1998
Item 28. UNDERTAKINGS.
         -------------

(A)      The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)               Undertaking Required by Regulation S-B, Item 512(f)

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 8th day of August, 2000.

                                              SmartServ Online, Inc.


                                              By:/s/ Sebastian E. Cassetta
                                                 ------------------------------
                                                 Sebastian E. Cassetta
                                                 Chairman of the Board, Chief
                                                 Executive Officer and Secretary

                                POWER OF ATTORNEY

         The undersigned directors and officers of SmartServ Online, Inc. hereby constitute and appoint Sebastian E. Cassetta, Mario F. Rossi and Thomas W. Haller and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                  Date
         ---------                                 -----                                  ----
/s/ Sebastian E. Cassetta                 Chairman of the Board,                August 8, 2000
---------------------------------------   Chief Executive Officer, Secretary
    Sebastian E. Cassetta                 and Director


/s/ Alan G. Bozian                        Senior Vice President and             August 8, 2000
---------------------------------------   Chief Financial Officer
    Alan G. Bozian


/s/ Thomas W. Haller                      Vice President and Treasurer          August 8, 2000
---------------------------------------   (Chief Accounting Officer)
    Thomas W. Haller


/s/ Mario F. Rossi                        Director                              August 8, 2000
---------------------------------------
    Mario F. Rossi


                                          Director                              August __, 2000
---------------------------------------
    Claudio Guazzoni

/s/ Charles R. Klotz                      Director                              August 8, 2000
---------------------------------------
    Charles R. Klotz


                                          Director                              August __, 2000
---------------------------------------
    Stephen Lawler


/s/ L. Scott Perry                        Director                              August 8, 2000
---------------------------------------
    L. Scott Perry


/s/ Robert H. Steele                      Director                              August 8, 2000
---------------------------------------
    Robert H. Steele


/s/ Catherine Cassel Talmadge             Director                              August 8, 2000
---------------------------------------
    Catherine Cassel Talmadge


/s/ Charles R. Wood                       Director                              August 8, 2000
---------------------------------------
    Charles R. Wood

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                        PAGE

UNAUDITED INTERIM FINANCIAL STATEMENTS FOR THE THREE MONTHS AND NINE
MONTHS ENDED MARCH 31, 2000

Balance Sheets as of June 30, 1999 and March 31, 2000 (unaudited)                                          F-2
Statements of Operations for the three month and the nine month periods
    ended March 31, 2000 and 1999 (unaudited)                                                              F-4
Statement of  Changes in Stockholders' Deficiency
    for the nine months ended March 31, 2000 (unaudited)                                                   F-5
Statements of Cash Flows for the three month and the nine month periods
    ended March 31, 2000 and 1999 (unaudited)                                                              F-6
Notes to Unaudited Financial Statements                                                                    F-7

FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDING JUNE 30, 1999 AND JUNE 30, 1998
AND JUNE 30, 1997

Report of Independent Auditors                                                                             F-13
Balance Sheets as of June 30, 1999 and 1998                                                                F-14
Statements of Operations for the years
    ended June 30, 1999, 1998 and 1997                                                                     F-16
Statement of Stockholders' Equity (Deficiency)
    for the years ended June 30, 1997, 1998 and 1999                                                       F-17
Statements of Cash Flows for the years
    ended June 30, 1999, 1998 and 1997                                                                     F-21
Notes to Financial Statements                                                                              F-22

                             SMARTSERV ONLINE, INC.

                                 BALANCE SHEETS

                                                                               MARCH 31,                JUNE 30,
                                                                                 2000                     1999
                                                                          --------------------      ------------------
                                                                              (UNAUDITED)
ASSETS
Current assets
   Cash and cash equivalents                                                $    5,175,577          $     2,165,551
   Accounts receivable                                                             265,465                  348,278
   Prepaid expenses                                                                204,061                   50,150
                                                                          --------------------      ------------------
Total current assets                                                             5,645,103                2,563,979
                                                                          --------------------      ------------------

Property and equipment - net                                                       530,594                  498,448

Other assets

   Capitalized software  development costs - net of accumulated amortization of $291,219 at March 31, 2000 and $82,108 at
       June 30, 1999                                                             1,321,040                  683,337
   Security deposits                                                                73,374                   74,834
                                                                          --------------------      ------------------
                                                                                 1,394,414                  758,171
                                                                          --------------------      ------------------

Total Assets                                                                $    7,570,111            $   3,820,598
                                                                          ====================      ==================


See accompanying notes.

                             SMARTSERV ONLINE, INC.

                                 BALANCE SHEETS

                                                                               MARCH 31,                JUNE 30,
                                                                                 2000                     1999
                                                                          --------------------      ------------------
                                                                              (UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
   Accounts payable                                                       $        919,580            $     780,543
   Accrued liabilities                                                             249,181                  474,189
   Accrued liabilities to warrant holders                                               --                1,311,365
   Salaries payable                                                                108,198                   93,443
   Capital lease obligation                                                             --                   70,147
                                                                          --------------------      ------------------
Total current liabilities                                                        1,276,959                2,729,687
                                                                          --------------------      ------------------

Deferred revenues                                                                4,555,739                5,798,211

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred Stock - $.01 par value
   Authorized - 1,000,000 shares
   Issued and outstanding - none
Common Stock - $.01 par value
   Authorized - 40,000,000 shares
   Issued and outstanding - 4,098,388 shares at March 31, 2000
     and 1,199,787 shares at June 30, 1999                                          40,983                   11,998
Common stock subscribed                                                             57,614                1,812,554
Additional paid-in capital                                                      61,956,440               20,679,611
Unearned compensation                                                           (2,621,539)              (3,452,904)
Notes receivable from officers                                                    (666,841)              (1,812,554)
Accumulated deficit                                                            (57,029,244)             (21,946,005)
                                                                          --------------------      ------------------
Total stockholders' equity (deficiency)                                          1,737,413               (4,707,300)
                                                                          --------------------      ------------------

Total Liabilities and Stockholders' Equity (Deficiency)                   $      7,570,111          $     3,820,598
                                                                          ====================      ==================

See accompanying notes.

                             SMARTSERV ONLINE, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                          THREE MONTHS                             NINE MONTHS
                                                         ENDED MARCH 31                          ENDED MARCH 31
                                             --------------------------------------- --------------------------------------
                                                   2000                 1999                2000                 1999
                                             ------------------   -----------------  -----------------     ----------------
Revenues                                           $989,943              $334,624           $2,710,856            $1,028,353
                                             ------------------    -----------------  -----------------     ----------------

Costs and expenses:
   Costs of revenues                                157,942               204,277            603,355               593,798
   Product development expenses                     106,312                81,389            240,532               132,605
   Selling, general and administrative
     expenses                                       747,227               609,094          2,050,202             1,799,139
   Stock-based compensation                      14,001,007               399,092         35,636,026             1,041,602
                                             ------------------    -----------------  -----------------     ----------------
   Total costs and expenses                      15,012,488             1,293,852         38,530,115             3,567,144
                                             ------------------    -----------------  -----------------     ----------------

Loss from operations                            (14,022,545)             (959,228)       (35,819,259)           (2,538,791)
                                             ------------------    -----------------  -----------------     ----------------

Other income (expense):
   Interest income                                   45,537                   864             58,570                 3,772
   Interest expense and other
     financing costs                                (10,000)           (1,420,546)           (40,250)           (2,231,343)
   Prepaid warrant costs                                 --                    --            717,700                    --
                                             ------------------    -----------------  -----------------     ----------------
                                                     35,537            (1,419,682)           736,020            (2,227,571)
                                             ------------------    -----------------  -----------------     ----------------

Net loss                                     $  (13,987,008)       $   (2,378,910)    $  (35,083,239)       $   (4,766,362)
                                             ==================    =================  =================     ================

Basic and diluted earnings per common share  $       (4.33)        $       (1.98)     $      (17.55)        $        (4.45)
                                             ==================    =================  =================     ================

Weighted average shares outstanding               3,232,687             1,198,563          1,998,790             1,072,264
                                             ==================    =================  =================     ================


See accompanying notes.

                             SMARTSERV ONLINE, INC.

            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                        NINE MONTHS ENDED MARCH 31, 2000
                                   (UNAUDITED)

                                COMMON STOCK           COMMON        NOTES        ADDITIONAL
                                            PAR         STOCK      RECEIVABLE      PAID-IN        UNEARNED     ACCUMULATED
                               SHARES      VALUE      SUBSCRIBED  FROM OFFICERS    CAPITAL     COMPENSATION     DEFICIT
                               --------------------- ------------ ------------- -------------- -------------- -------------

Balance at June 30, 1999       1,199,787  $ 11,998    $1,812,554  $(1,812,554)  $20,679,611    $(3,452,904)   $(21,946,005)

Issuance of Common Stock in
   connection with the
   settlement of obligations
   to a Prepaid Warrant
   holder                       180,000      1,800           --           --        266,895             --              --

Issuance of Common Stock
   upon exercise of employee
   stock options                 47,808        478           --           --         80,290             --              --

Issuance of warrants to
   purchase 284,000 shares
   of Common Stock for
   various consulting
   services                          --         --           --           --        137,300        (77,400)             --

Conversion of 1,357 Prepaid
   Common Stock Purchase
   Warrants into Common Stock   810,785      8,107           --           --         (8,107)            --              --

Issuance of 1,103,157 shares
   of Common Stock in
   connection with Officer's
   Restricted Stock Purchase
   and Employment Agreements   1,026,319    10,263   (1,754,940)   1,145,713      3,940,976             --              --

Issuance of Common Stock
   upon exercise of warrants
   to purchase Common Stock    500,689       5,007           --           --        707,938             --              --

Amortization of unearned
   compensation over the
   terms of consulting
   agreements                         --        --           --           --             --        908,765              --

Issuance of 333,000 shares
   of Common Stock and
   warrants to purchase
   18,640 shares of Common
   Stock in connection with
   private placement, net of
   direct costs of $326,200     333,000      3,330           --           --      4,665,675             --             --

Change in market value of
  employee stock options and
  stock subscriptions                --         --           --           --     31,485,862             --              --

Net loss for the period              --         --           --           --             --             --     (35,083,239)
                               ---------- ---------- ------------ ------------- -------------- -------------- -------------
Balance at March 31, 2000      $4,098,388  $40,983    $  57,614   $ (666,841)   $61,956,440    $(2,621,539)   $(57,029,244)
                               ========== ========== ============ ============= ============== ============== =============

See accompanying notes.

                             SMARTSERV ONLINE, INC.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                THREE MONTHS                             NINE MONTHS
                                                               ENDED MARCH 31                          ENDED MARCH 31
                                                    -------------------------------------   --------------------------------------
                                                          2000                1999                2000                1999
                                                    ------------------   ----------------   ------------------   -----------------
OPERATING ACTIVITIES
Net loss                                             $ (13,987,008)        $ (2,378,910)      $(35,083,239)        $ (4,766,362)
Adjustments to reconcile net loss to net cash used
for operating activities:
    Depreciation and amortization                          146,891               97,739            368,237              237,555
    Noncash interest expense and other
       financing costs                                          --              665,360                 --            1,459,605
    Noncash compensation costs                          13,624,852               38,837         34,667,361               38,837
    Noncash consulting costs                               376,155              360,255            968,665            1,002,765
    Amortization of unearned revenues                     (414,160)            (115,534)        (1,242,472)            (146,602)
    Changes in operating assets and liabilities
       Accounts receivable                                 120,542               16,770             82,813               51,581
       Prepaid expenses                                   (152,284)              36,580           (153,911)             (36,047)
       Accounts payable and accrued liabilities             75,705              305,480           (977,142)             844,530
       Accrued interest payable                                 --               13,807                 --               17,583
       Salaries payable                                     60,005               29,864             14,755               (5,046)
       Unearned revenues                                        --               13,152                 --              226,203
       Security deposit                                         --                   --              1,460                   --
                                                    ------------------   ----------------   ------------------   -----------------
    Net cash used for operating activities                (149,302)            (916,600)        (1,353,473)          (1,075,398)
                                                    ------------------   ----------------   ------------------   -----------------

INVESTING ACTIVITIES
Purchase of equipment                                     (127,901)            (146,104)          (191,271)            (168,799)
Capitalization of software development costs              (293,519)            (176,970)          (846,814)            (672,785)
                                                    ------------------   ----------------   ------------------   -----------------
    Net cash used for investing activities                (421,420)            (323,074)        (1,038,085)            (841,584)
                                                    ------------------   ----------------   ------------------   -----------------

FINANCING ACTIVITIES
Repayment of capital lease obligation                      (23,942)             (21,222)           (70,147)             (61,575)
Proceeds from the issuance of notes                             --               43,500                 --              478,500
Repayment of notes                                              --              (75,000)                --              (75,000)
Proceeds from the issuance of common stock, net of
direct costs of $326,200                                 5,398,660                   --          5,471,731                   --
Deferred financing costs                                        --                   --                 --              (35,000)
Proceeds of advances from DTN Corporation                       --            1,408,287                 --            1,408,287
                                                    ------------------   ----------------   ------------------   -----------------
    Net cash provided by financing activities            5,374,718            1,355,565          5,401,584            1,715,212
                                                    ------------------   ----------------   ------------------   -----------------

Increase (decrease) in cash and cash equivalents         4,803,996              115,891          3,010,026             (201,770)
Cash and cash equivalents - beginning of period            371,581               36,564          2,165,551              354,225
                                                    ------------------   ----------------   ------------------   -----------------

Cash and cash equivalents - end of period             $  5,175,577         $    152,455       $  5,175,577         $    152,455
                                                    ==================   ================   ==================   =================

See accompanying notes.

                             SMARTSERV ONLINE, INC.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 MARCH 31, 2000

1.   ORGANIZATION

SmartServ Online, Inc. (the "Company") commenced operations on August 20, 1993. The Company delivers Internet-based and wireless content, as well as "Web-to-Wireless" applications, such as securities trade order routing, that enable e-commerce by providing transactional and information services to its alliance partners. The Company has developed online financial, transactional and media applications using a unique "device independent" delivery solution and makes these services available to wireless telephones and personal digital assistants, personal computers and the Internet through its application software and communications architecture. The Company's services facilitate stock trading and disseminate real-time stock quotes, business and financial news, sports information, private-labeled electronic mail, national weather reports and other business and entertainment information in a user-friendly manner.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------
The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information, the instructions of Form 10-QSB and Rule 310 of Regulation S-B and, therefore, do not include all information and notes necessary for a presentation of results of operations, financial position and cash flows in conformity with generally accepted accounting principles. The balance sheet at June 30, 1999 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999. In the opinion of the Company, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been made. Results of operations for the nine months ended March 31, 2000 are not necessarily indicative of those expected for the year ending June 30, 2000.

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------
Revenues are recognized as services are provided. Deferred revenues, resulting from customer prepayments, are recognized as services are provided throughout the term of the agreement. Deferred revenues resulting from the Company's agreements with Data Transmission Network Corporation ("DTN") are being amortized over the term of the anticipated future revenue stream, a period of 42 months, commencing on June 1, 1999.

BASIC AND DILUTED EARNINGS PER SHARE
------------------------------------
The weighted average shares outstanding are determined as the mean average of the shares outstanding and assumed to be outstanding during the period.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS
--------------------------------------
In connection with certain contracts entered into between the Company and its Strategic Marketing Partners, the Company has capitalized software development costs related to certain product enhancements in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", effective July 1, 1998.

STOCK BASED COMPENSATION
------------------------
The Company maintains stock option plans for employees and non-employee directors that provide for the granting of stock options for a fixed number of shares with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for these stock compensation plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Certain options, which have been repriced, are subject to the variable plan requirements of APB No. 25, that requires the Company to record compensation expense for changes in the fair value of the Company's Common Stock.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------
In December 1999, the SEC staff released Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in the financial statements. SAB 101 must be applied to the financial statements no later than the quarter ending September 30, 2000. The Company does not believe that the adoption of SAB 101 will have a material affect on the Company's financial results.

3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                 MARCH 31,               JUNE 30,
                                                                                   2000                    1999
                                                                            -------------------      -----------------
   Data processing equipment                                                $       891,481          $      700,210
   Data processing equipment under a capital lease                                  246,211                 246,211
   Office furniture and equipment                                                    71,423                  71,423
   Display equipment                                                                  9,635                   9,635
   Leasehold improvements                                                            36,678                  36,678
                                                                            -------------------      -----------------
                                                                                  1,255,428               1,064,157

   Accumulated  depreciation,  including $143,623 and $106,691 at
   March 31, 2000 and June 30, 1999, respectively, for equipment
   under a capital lease                                                           (724,834)               (565,709)
                                                                            -------------------      -----------------
                                                                            $       530,594          $      498,448
                                                                            ===================      =================

4.   EQUITY TRANSACTIONS

On July 1, 1999, the Company entered into an agreement with a holder of $325,000 of the Company's Prepaid Common Stock Purchase Warrants ("Prepaid Warrants"), to settle the Company's obligation to such holder pursuant to the default provisions of the Prepaid Warrants. Accordingly, the Company paid $325,000 to redeem the Prepaid Warrants and issued 180,000 shares of Common Stock in full settlement of all obligations to the holder. Settlement costs of $268,695 were recorded during the year ended June 30, 1999.

During the period, holders of $1,357,000 of the Company's Prepaid Warrants converted such warrants into 810,785 shares of Common Stock at exercise prices ranging from $1.40 to $8.40 per share.

In October 1999, the Board of Directors authorized the repricing of the restricted shares granted to Messrs. Cassetta and Rossi to $.75 per share, the fair value of the shares at that date. Through December 31, 1999, the restricted stock awards were variable plan awards pursuant to APB No. 25 and accordingly, the Company was required to recognize compensation expense for the changes in the market value of its Common Stock. In conjunction therewith, the Company has recorded a charge to compensation expense of $15,636,300 for the nine-month period ended March 31, 2000, as well as a corresponding increase to additional paid-in capital.

In October 1999, the Board of Directors authorized the Company to enter into a restricted stock agreement with Robert Pearl, Vice President Strategy and Alliances, pursuant to which Mr. Pearl was awarded 76,818 shares of Common Stock at the purchase price of $.75 per share.

In October 1999, the Company entered into a consulting agreement with a financial advisor to the Company. As consideration for such services, the Company granted such advisor warrants to purchase 100,000 shares of Common Stock at an exercise price of $2.625 per share and warrants to purchase 100,000 shares of Common Stock at $3.65 per share. In consideration of $125,000 and the issuance of warrants to purchase 8,000 shares of Common Stock at $18.375 per share, the Company extended this agreement for the two-year period commencing October 24, 2000. The warrants expire on October 24, 2004. The Company recorded a noncash charge of $62,400 to unearned compensation for the value of the warrants that is being amortized to income over the term of the agreement.

In November 1999, the Company issued 25,042 shares of Common Stock to Zanett Lombardier, Ltd. pursuant to the cashless exercise provisions of warrants to purchase 50,084 shares of Common Stock.

During the period, the Board of Directors authorized the issuance of an aggregate of 202,000 shares of Common Stock to Messrs. Cassetta and Rossi in satisfaction of its bonus obligations to Messrs. Cassetta and Rossi, pursuant to their employment contracts. The Company has recorded a charge to compensation expense of $3,181,500 for the change in fair value of the Company's Common Stock between the due date of the obligation and the grant date of the Common Stock. The Company also issued 824,319 shares of Common Stock to Messrs. Cassetta and Rossi in connection with restricted stock purchase agreements between the Company and Messrs. Cassetta and Rossi. The Company received cash in the amount of $8,243 and notes in the amount of $609,996. The notes bear interest at 6.75 % and are secured by the Common Stock.

During the period, the Company granted warrants to purchase 16,000 shares of Common Stock at an exercise price of $17.75 to a computer software consultant. The Company recorded a noncash charge of $15,000 to unearned compensation which is being amortized to income over the term of the agreement.

During the period, the Company issued 333,334 shares of Common Stock to certain participants of the Company's November 1998 financing upon the exercise of warrants to purchase such shares. Proceeds from the exercise of these warrants were $200,000.

During the period, the Company issued warrants to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share to a marketing consultant in connection with services rendered to the Company. Such warrants were recorded in accordance with the Black Scholes pricing methodology. The Company recorded a charge to earnings of $19,900 in connection with such issuance.

In January 2000, the Company completed an offering ("Offering") of 333,000 shares of its Common Stock to accredited investors. Gross proceeds from the Offering amounted to $4,995,000 or $15.00 per share of Common Stock. In connection with this transaction, the Company issued warrants to purchase 18,640 shares of Common Stock at $15.00 per share through January 18, 2005 to America First Associates Corp. in connection with services as placement agent for the Offering.

During the period, the Company issued warrants to purchase 50,000 shares of Common Stock at an exercise price of $3.00 per share to a marketing consultant in connection with the completion of services rendered to the Company. The Company recorded a charge to earnings of $40,000 in connection with such issuance.

During the period, the Company issued 142,308 shares of Common Stock to certain investors at prices ranging from $0.60 to $9.28 per share upon exercise of warrants to purchase such shares. Proceeds from the exercise of these warrants were $512,900.

5.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

                                           THREE MONTHS ENDED MARCH 31               NINE MONTHS ENDED MARCH 31
                                      ---------------------------------------   --------------------------------------
                                            2000                 1999                 2000               1999
                                      ------------------    -----------------   ------------------  ------------------
Numerator:
   Net loss                           $    (13,987,008)     $     (2,378,910)   $   (35,083,239)    $    (4,766,362)
                                      ==================    =================   ==================  ==================

Denominator:
   Weighted average shares                   3,232,687             1,198,563          1,998,790           1,072,264
                                      ==================    =================   ==================  ==================

Basic and diluted earnings per
   common share                       $          (4.33)     $          (1.98)   $        (17.55)    $         (4.45)
                                      ==================    =================   ==================  ==================


At March 31, 2000, $612,000 of the Company's prepaid common stock purchase warrants ("Prepaid Warrants") were outstanding. At that date, the Prepaid Warrants were convertible into 437,000 shares of Common Stock. Additionally there were 3,597,200 common stock purchase warrants outstanding. Such warrants have exercise prices ranging from $0.60 to $72.00 per share and expire from March 2001 through October 2004. Additionally, the Company has established employee stock option plans and authorized restricted stock awards to employees, directors, and consultants to the Company. These options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, or as nonqualified stock options. The options are partially exercisable after one year from date of grant and no options may be granted after April 15, 2006. At March 31, 2000, options and restricted stock awards have been authorized for the purchase of 733,000 shares of the Company's Common Stock. None of the warrants or options have been included in the computation of diluted loss per share because their inclusion would be antidilutive.

6.   STOCK-BASED COMPENSATION

In connection with the grant of certain stock options, warrants and other compensation arrangements, the Company has recorded charges to earnings that are noncash in nature. These grants are subject to the variable plan requirements of APB No. 25 that require the Company to record compensation expense for changes in the fair value of the Company's Common Stock.

The following table shows the amount of stock-based compensation that would have been recorded in the categories of the statement of operations had stock-based compensation not been separately stated therein:

                                                   THREE MONTHS                              NINE MONTHS
                                                  ENDED MARCH 31                           ENDED MARCH 31
                                      ---------------------------------------   --------------------------------------
                                            2000                  1999                2000                1999
                                      ------------------    -----------------   ------------------  ------------------

Costs of revenues                     $     3,039,090       $        8,720      $     3,636,791     $        8,720

Selling, general and administrative
expenses                                   10,961,917              390,372           31,999,235          1,032,882
                                      ------------------    -----------------   ------------------  ------------------

                                      $    14,001,007       $      399,092      $    35,636,026     $    1,041,602
                                      ==================    =================   ==================  ==================

7.   COMMITMENTS AND CONTINGENCIES

By letter dated April 10, 1998, Michael Fishman, then Vice President of Sales for the Company, resigned his position. On or about April 24, 1998, Mr. Fishman filed a complaint against the Company, Sebastian E. Cassetta and four other defendants in the United States District Court for the District of Connecticut. The complaint asserted claims under Sections 10(b) and 18 of the Securities Exchange Act of 1934, as well as several state law claims, including breach of contract, fraud and misrepresentation. Mr. Fishman alleged that the Company (1) failed to pay him the benefits and compensation to which he was entitled and (2) made material misrepresentations in its filings with the Securities and Exchange Commission. On December 11, 1998, the Court granted the Company's motion to dismiss Mr. Fishman's action without prejudice to the plaintiff to seek leave to file an amended complaint within 30 days. On May 12, 1999, the Court denied the plaintiff's subsequent motion for leave to file a substituted complaint on the basis that the federal securities law claim, the only federal claim alleged by the plaintiff, was still deficient. Accordingly, the federal securities claim was dismissed with prejudice. On or about June 4, 1999, Mr. Fishman commenced an action against the same defendants and added as a seventh defendant, the Company's former President, Steven Francesco, in the Connecticut Superior Court for the Judicial District of Stamford/Norwalk at Stamford alleging breach of contract, breach of duty of good faith and fair dealing, fraudulent misrepresentation, negligent misrepresentation, intentional misrepresentation and failure to pay wages. The defendants have answered the complaint and filed counterclaims for fraudulent inducement and breach of contract. Plaintiff has responded to the counter-claim, and discovery is proceeding. By pleading dated February 29, 2000, Mr. Fishman filed an application with the Court seeking entry of a prejudgment remedy in the amount of $19,250,000. To date, Mr. Fishman's application has not been acted on by the Court and no hearing date has been set. Although the Company is vigorously defending this action, there can be no assurance that it will be successful.

On or about May 11, 1998, Ronald G. Weiner filed a complaint against Mr. Francesco and the Company in the Supreme Court of the State of New York, County of New York. The complaint alleges, among other things, that in May 1993, by letter from Mr. Francesco, Mr. Weiner was offered a 10% equity stake in Smart Phone Services, Inc. ("SPS"), a Subchapter S company of which Mr. Francesco allegedly was the President and sole shareholder, in exchange for his active involvement in, among other things, raising capital and managing the financial aspects of SPS. The complaint alleges that, in November 1993, Mr. Francesco sent a letter to Mr. Weiner in which he (1) represented that SPS had failed to attract a single investor and (2) withdrew his offer to Mr. Weiner of a 10% equity position in SPS. The complaint further alleges that, in conversations with Mr. Weiner beginning in November 1993, Mr. Francesco represented that he was ceasing all efforts to capitalize SPS. The complaint alleges, among other things, that Mr. Francesco and SPS breached their agreement with Mr. Weiner by withdrawing their offer to him of a 10% equity stake in SPS, and that, at the time Mr. Francesco represented that he was ceasing efforts to capitalize SPS, he had actually formed SmartServ and was actively seeking investors for it. The complaint further alleges that the Company is a successor entity to SPS and that, therefore, the Company is liable for SPS' and Mr. Francesco's alleged conduct in derogation of their alleged agreement with Mr. Weiner. The complaint seeks, among other things, (1) a declaratory judgment declaring Mr. Weiner a 10% equity shareholder of the Company, (2) a constructive trust in Mr. Weiner's favor for 10% of the Company `s equity shares and (3) restitution against Mr. Francesco and the Company for unjust enrichment. On his unjust enrichment claim, Mr. Weiner seeks unspecified damages that he alleges to be at least $250,000. In the

Company's answer to the complaint, the Company denied the material allegations of the complaint and asserted affirmative defenses. No discovery in this action has yet been taken. Although the Company is vigorously defending this action there can be no assurance that it will be successful.

On or about February 29, 2000, Commonwealth Associates, L.P. filed a complaint against the Company in the Supreme Court of the State of New York, County of New York. The complaint alleges that on or about August 19, 1999, Commonwealth and the Company entered into an engagement letter pursuant to which Commonwealth was to provide financial advisory and investment banking services to the Company in connection with a possible combination between the Company and Data Link Systems Corporation. The engagement letter provided for a nonrefundable fee of $15,000 payable in cash or common stock at the Company's option. The complaint alleges that notwithstanding the terms of the engagement letter the fee was to be paid in stock and seeks 13,333 shares of common stock or at least $1,770,000 together with interest and costs. In the Company's answer to the complaint, the Company denied the material allegations of the complaint. Discovery in this action has recently commenced and is proceeding. Although the Company is vigorously defending this action there can be no assurance that it will be successful.

While the Company intends to vigorously defend these actions, the unfavorable outcome of any such action could have a material adverse effect on the Company's financial condition, results of operations, and cash flows.

8.   SUBSEQUENT EVENTS

On May 15, 2000, the Company completed an offering of 353,535 shares of its Common Stock to accredited investors. Proceeds from this transaction amounted to $16,715,000, net of commissions and expenses of $785,000.

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
SmartServ Online, Inc.

We have audited the accompanying balance sheets of SmartServ Online, Inc. as of June 30, 1999 and 1998, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SmartServ Online, Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that SmartServ Online, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/S/ ERNST & YOUNG LLP

Stamford, Connecticut
October 13, 1999

                             SMARTSERV ONLINE, INC.

                                 BALANCE SHEETS

                                                                                             JUNE 30
                                                                             -----------------------------------------
                                                                                     1999                 1998
                                                                             --------------------- -------------------
ASSETS
Current assets
   Cash and cash equivalents                                                 $       2,165,551     $         354,225
   Accounts receivable                                                                 348,278               111,051
   Prepaid expenses                                                                     50,150               130,603
                                                                             --------------------- -------------------
Total current assets                                                                 2,563,979               595,879
                                                                             --------------------- -------------------

Property and equipment, net                                                            498,448               610,537

Other assets

   Capitalized software development costs,
       net of accumulated amortization of $82,108                                      683,337                    --
   Security deposit                                                                     74,834                70,437
                                                                             --------------------- -------------------
                                                                                       758,171                70,437
                                                                             --------------------- -------------------

Total Assets                                                                   $     3,820,598       $     1,276,853
                                                                             ===================== ===================

                             SMARTSERV ONLINE, INC.

                                 BALANCE SHEETS

                                                                                             JUNE 30
                                                                             -----------------------------------------
                                                                                    1999                 1998
                                                                             -------------------- --------------------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities
   Accounts payable                                                            $       780,543      $       800,545
   Accrued liabilities                                                                 474,189              736,137
   Accrued liabilities to warrant holders                                            1,311,365                   --
   Salaries payable                                                                     93,443               57,308
   Capital lease obligation - current portion                                           70,147               76,127
   Deferred revenues - current portion                                               1,656,632              776,049
                                                                             -------------------- --------------------
Total current liabilities                                                            4,386,319            2,446,166
                                                                             -------------------- --------------------

Capital lease obligation - long-term portion                                                --               77,548
Deferred revenues - long-term portion                                                4,141,579                   --

COMMITMENTS AND CONTINGENCIES - NOTE 9

STOCKHOLDERS' DEFICIENCY
Preferred stock - $0.01 par value
   Authorized - 1,000,000 shares
   Issued and outstanding - None
Common Stock - $0.01 par value
   Authorized - 40,000,000 shares
   Issued and outstanding - 1,199,787 shares at June 30, 1999
      and 836,227 shares at June 30, 1998                                               11,998                8,362
Common stock subscribed                                                              1,812,554                   --
Notes receivable from officers                                                      (1,812,554)                  --
Additional paid-in capital                                                          20,679,611           18,184,580
Unearned compensation                                                               (3,452,904)          (4,617,924)
Accumulated deficit                                                                (21,946,005)         (14,821,879)
                                                                             -------------------- --------------------
Total stockholders' deficiency                                                      (4,707,300)          (1,246,861)
                                                                             -------------------- --------------------

Total Liabilities and Stockholders' Deficiency                                 $     3,820,598      $     1,276,853
                                                                             ==================== ====================

See accompanying notes.

                             SMARTSERV ONLINE, INC.

                            STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED JUNE 30
                                                            -----------------------------------------------------------
                                                                   1999                1998                1997
                                                            -----------------------------------------------------------
Revenues                                                      $    1,443,781     $      873,476            $ 688,610
                                                            -----------------------------------------------------------
Costs and expenses
   Cost of services                                                 (994,465)        (1,216,761)          (1,133,884)
   Product development expenses                                     (193,188)          (923,082)          (1,150,224)
   Selling, general and administrative
         expenses                                                 (4,006,599)        (3,221,940)          (2,861,845)
                                                            -----------------------------------------------------------

Total costs and expenses                                          (5,194,252)        (5,361,783)          (5,145,953)
                                                            -----------------------------------------------------------

Loss from operations                                              (3,750,471)        (4,488,307)          (4,457,343)
                                                            -----------------------------------------------------------
Other income (expense):
   Interest income                                                     4,767             40,788               74,507
   Interest expense                                                 (167,839)           (57,485)             (20,194)
   Debt origination and other financing costs                     (3,210,583)          (535,005)             (31,452)
                                                            -----------------------------------------------------------

                                                                  (3,373,655)          (551,702)              22,861
                                                            -----------------------------------------------------------

Net loss                                                     $    (7,124,126)   $    (5,040,009)    $     (4,434,482)
                                                            ===========================================================

Basic and diluted loss per share                             $         (6.44)   $         (7.65)    $          (7.20)
                                                            ===========================================================

Weighted average shares outstanding                                1,105,603            659,034              615,833
                                                            ===========================================================

See accompanying notes.

                             SMARTSERV ONLINE, INC.

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)


                                   COMMON STOCK                        NOTES         ADDITIONAL
                                              PAR      COMMON STOCK   RECEIVABLE       PAID-IN      UNEARNED     ACCUMULATED
                              SHARES         VALUE      SUBSCRIBED   FROM OFFICERS     CAPITAL    COMPENSATION     DEFICIT
                              ----------------------------------------------------------------------------------------------
Balances at June 30, 1996       615,832   $  6,158      $     --      $     --      $8,789,091    $     --     $(5,347,388)

Change in market value of
   employee stock options            --         --            --            --         188,293          --              --

Issuance of Common Stock
   Purchase Warrants in
   connection with
   investment advisory
   services                          --         --            --            --          75,000          --              --

Issuance of Common Stock
   Purchase Warrants in
   connection with
   short-term line of credit         --         --            --            --          25,000          --              --

Net loss for the year                --         --            --            --              --          --      (4,434,482)
                              ----------------------------------------------------------------------------------------------

Balances at June 30, 1997       615,832   $  6,158      $     --      $     --      $9,077,384    $     --    $ (9,781,870)
                              ----------------------------------------------------------------------------------------------


See accompanying notes.

                             SMARTSERV ONLINE, INC.

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                   (Continued)

                                   COMMON STOCK                         NOTES      ADDITIONAL
                                              PAR      COMMON STOCK  RECEIVABLE      PAID-IN      UNEARNED     ACCUMULATED
                                SHARES       VALUE      SUBSCRIBED  FROM OFFICERS    CAPITAL    COMPENSATION     DEFICIT
                              ----------------------------------------------------------------------------------------------
Balances at June 30, 1997      $615,832   $  6,158      $     --      $     --    $  9,077,384  $       --    $ (9,781,870)

Issuance of 4,000 Prepaid
   Common Stock Purchase
   Warrants; net of direct
   costs of $545,000                 --         --            --            --       3,455,000          --              --

Conversion of 1,429.33
  Prepaid Common Stock
  Purchase Warrants into
  Common Stock                  220,395      2,204            --            --          (2,204)         --              --

Issuance of Common Stock
   Purchase Warrants to a
   financial consultant in
   connection with the
   issuance of 4,000 Prepaid
   Common Stock Purchase
   Warrants                          --         --            --            --       5,145,500  (5,145,500)             --

Issuance of Common Stock
   Purchase Warrants in
   connection with the                                                                                                  --
   issuance of notes                 --         --            --            --         388,900          --

Issuance of Common Stock
  Purchase Warrants in
  connection with investment
  advisory contracts                 --         --            --            --         120,000          --              --

Amortization of unearned
  compensation                       --         --            --            --              --     527,576              --

Net loss for the year                --         --            --            --              --          --      (5,040,009)
                              ----------------------------------------------------------------------------------------------

Balances at June 30, 1998      $836,227   $  8,362    $       --    $       --    $ 18,184,580  $ (4,617,924) $ (14,821,879)
                              ----------------------------------------------------------------------------------------------

See accompanying notes.

                             SMARTSERV ONLINE, INC.

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                   (Continued)

                                   COMMON STOCK                         NOTES      ADDITIONAL
                                              PAR      COMMON STOCK  RECEIVABLE      PAID-IN      UNEARNED     ACCUMULATED
                              SHARES         VALUE      SUBSCRIBED  FROM OFFICERS    CAPITAL    COMPENSATION     DEFICIT
                              ----------------------------------------------------------------------------------------------
Balances at June 30, 1998     $836,227    $  8,362    $       --    $       --    $ 18,184,580  $ (4,617,924) $ (14,821,879)

Conversion of 276.67 Prepaid
   Common Stock Purchase
   Warrants into Common Stock   178,560       1,786            --           --          (1,786)          --             --

Issuance of Common Stock to
   Prepaid Warrant holders
   as consideration for
   amending certain terms
   and conditions of the
   Prepaid Warrants              60,000         600            --           --         146,713           --             --

Issuance of Common Stock
   Purchase Warrants in
   connection with
   prepayments made by a
   marketing partner                 --          --            --           --           6,300           --             --

Issuance of Common Stock
   Purchase Warrants in
   connection with the
   issuance of 8%
   convertible notes                 --          --            --           --       1,573,000           --             --

Beneficial conversion
   feature of 8% convertible
   notes                             --          --            --           --         550,000           --             --

Issuance of Common Stock and
   warrants to purchase
   Common Stock in partial
   settlement of litigation     125,000       1,250            --           --         144,500           --             --

Amortization of unearned
   compensation over the
   term of the consulting
   agreement                         --          --            --           --              --    1,165,020             --

Common Stock subscriptions
   and notes receivable in
   connection with officers'
   employment agreements             --          --     1,812,554    (1,812,554)            --           --             --

Issuance of Common Stock
  Purchase Warrants to a
  financial consultant as
  compensation for services           --         --             --           --         59,000           --              --

Redemption of Prepaid Common
  Stock Purchase Warrants             --         --             --           --       (325,000)          --              --


See accompanying notes.

                             SMARTSERV ONLINE, INC.

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                   (Continued)

                                   COMMON STOCK                         NOTES      ADDITIONAL
                                              PAR      COMMON STOCK  RECEIVABLE      PAID-IN      UNEARNED     ACCUMULATED
                              SHARES         VALUE      SUBSCRIBED  FROM OFFICERS    CAPITAL    COMPENSATION     DEFICIT
                              ----------------------------------------------------------------------------------------------
Authorization of the
  issuance of Common Stock
  Purchase Warrants in
  connection with a
  licensing agreement                 --         --             --           --        324,000           --               --

Change in market value of
  employee stock options              --         --             --           --         18,304           --               --

Net loss for the year                 --         --             --           --             --           --       (7,124,126)
                               ----------- ----------- ------------- ------------- ------------- -------------- --------------
Balance at June 30, 1999      $1,199,787    $11,998     $1,812,554   $(1,812,554)  $20,679,611   $(3,452,904)   $(21,946,005)
                               =========== =========== ============= ============= ============= ============== ==============

See accompanying notes.

                             SMARTSERV ONLINE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                 YEAR ENDED JUNE 30
                                                                -----------------------------------------------------
                                                                       1999              1998             1997
                                                                -----------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                          $  (7,124,126)      $ (5,040,009)    $ (4,434,482)
Adjustments  to  reconcile  net  loss to net cash  provided  by
(used for) operating activities:
       Depreciation and amortization                                    278,646            193,601          149,182
       Provision for losses on and write-off of receivables                  --             (1,300)          29,248
       Noncash interest costs                                            12,524             52,837               --
       Noncash debt origination and other financing costs             2,593,808            475,527           30,449
       Noncash compensation costs                                        18,304                 --          188,293
       Noncash consulting services                                    1,349,020            660,576           75,000
       Amortization of unearned revenues                             (1,112,138)          (251,058)              --
       Settlement of litigation                                              --            145,750               --
       Changes in operating assets and liabilities
          Accounts receivable                                          (237,227)            40,031         (121,040)
          Prepaid expenses                                              (44,547)           (25,878)         (22,415)
          Accounts payable and accrued liabilities                      781,264            349,764          558,317
          Accrued interest                                                   --             (5,323)          16,323
          Payroll taxes payable                                           1,696            (16,089)           5,482
          Salaries payable                                               34,439              6,996            1,364
          Unearned revenues                                           6,121,776          1,002,193           24,914
          Security deposit                                               (4,397)            10,781               --
                                                                -----------------------------------------------------
Net cash provided by (used for) operating activities                  2,669,042         (2,401,601)      (3,499,365)
                                                                -----------------------------------------------------

INVESTING ACTIVITIES
Capitalization of software development costs                           (765,445)                --               --
Purchase of equipment                                                   (84,449)           (60,424)        (351,786)
                                                                -----------------------------------------------------
Net cash used for investing activities                                 (849,894)           (60,424)        (351,786)
                                                                -----------------------------------------------------

FINANCING ACTIVITIES
Proceeds from the issuance of warrants                                  324,000          2,643,941               --
Proceeds from the issuance of short-term notes                          478,500            196,500          493,646
Repayment of short-term notes                                          (691,794)                --               --
Repayment of capital lease obligation                                   (83,528)           (92,536)              --
Proceeds of advances from DTN                                         2,058,300                 --               --
Repayment of advances from DTN                                       (2,058,300)                --               --
Costs of issuing securities                                             (35,000)           (25,000)         (10,000)
                                                                -----------------------------------------------------
Net cash provided by (used for) financing activities                     (7,822)         2,722,905          483,646
                                                                -----------------------------------------------------

Increase (decrease) in cash and cash equivalents                      1,811,326            260,880       (3,367,505)
Cash and cash equivalents - beginning of year                           354,225             93,345        3,460,850
                                                                -----------------------------------------------------
Cash and cash equivalents - end of year                           $   2,165,551       $    354,225       $   93,345
                                                                =====================================================

See accompanying notes.

                             SMARTSERV ONLINE, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.   NATURE OF BUSINESS AND LIQUIDITY

SmartServ Online, Inc. (the "Company") commenced operations on August 20, 1993. The Company offers a range of services designed to facilitate e-commerce by providing transactional and information services to its alliance partners ("Strategic Marketing Partners"). The Company has developed online financial, transactional and media applications using a unique "device independent" delivery solution and makes these services available through its application software and communication architecture to wireless telephones and personal digital assistants, personal computers and the Internet. The Company's services include stock trading, real-time stock quotes, business and financial news, sports information, private-labeled electronic mail, national weather reports and other business and entertainment information.

The Company's financial statements for the year ended June 30, 1999 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred net losses of $7,124,126, $5,040,009, and $4,434,482 for the years ended June 30, 1999, 1998, and 1997, respectively, and as of June 30, 1999 had an accumulated deficit of $21,946,005 and a deficiency of net assets of $4,707,300. The Company is also a defendant in several legal proceedings (see Note 9) which could have a material adverse effect on the Company's financial position, cash flow, and results of operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

The Company's business plan focuses on the strategy of marketing its services in partnership with those companies that have an economic incentive to provide the Company's information and transaction services to their customers. Management believes that the Company's primary source of revenues will be derived from consumers who purchase the services through its Strategic Marketing Partners. Through the use of this strategy, the consumer is a customer of both SmartServ and its Strategic Marketing Partner. The Company also believes that the sale of its information and transaction services through the cooperative efforts of partners with more recognizable brand names than its own is important to its success.

On September 30, 1997, the Company completed a private placement ("Placement") of $4 million of Prepaid Common Stock Purchase Warrants ("Prepaid Warrants") as more fully disclosed in Note 5. An integral part of this Placement was the conversion of notes payable and accrued interest thereon, aggregating $836,059, into Prepaid Warrants. The net proceeds of $2,643,941 provided the Company with working capital to continue its marketing efforts.

Effective May 1, 1998, the Company entered into an agreement with Data Transmission Network Corporation ("DTN") whereby DTN purchased the exclusive right to market three of the Company's Internet products: SmartServ Pro, a real time stock quote product; TradeNet, an online trading vehicle for the customers of small and medium sized brokerage companies, and BrokerNet, an administrative reporting package for brokers of small and medium sized brokerage companies. The consummation of this agreement has removed the Company from the retail market and allows the Company to focus on business-to-business marketing. The Company received $850,000 upon execution of the agreement and received minimum monthly payments of $100,000 through April 1999. On June 24, 1999, the Company and DTN entered into an agreement that amended the Software License and Service Agreement dated April 23, 1998. In consideration of the receipt of $5.175 million, the Company granted DTN an exclusive perpetual worldwide license to the Company's Internet-based (i) SmartServ Pro, (ii) TradeNet, (iii) BrokerNet, and (iv) order entry/routing system. Additionally, the Company received $324,000 in exchange for an agreement to issue warrants to purchase 300,000 shares of the Company's Common Stock at an exercise price of $8.60 per share. The Company has agreed to continue to operate these products and provide maintenance and enhancement services in exchange for a percentage of the revenues earned by DTN therefrom. The cost of the Company's commitment to provide such maintenance and enhancement services is limited to a maximum of 20% of the revenues earned by the Company. None of the Company's wireless products were included in this transaction.

The market for online information and transactional services is highly competitive and subject to rapid innovation and technological change, shifting consumer preferences and frequent new service introductions. The Company believes that potential new competitors, including large multimedia and information systems companies, are increasing their focus on transaction processing. Increased competition in the market for the Company's services could materially and adversely affect the Company's results of operations through price reductions and loss of potential market share. The Company's ability to compete in the future depends on its ability to maintain the technological and performance advantages of its current distribution platform and to introduce new applications that achieve market acceptance.

Notwithstanding the execution of the DTN agreements and the continual discussions with potential Strategic Marketing Partners about future relationships, the Company's ability to generate fee revenue and working capital may not be sufficient to meet management's objectives as presently structured. Management recognizes that the Company must generate additional revenues or consider additional modifications to its sales and marketing program or institute cost reductions to allow it to continue to operate with available cash resources. There is no assurance that the Company will generate future revenues or cash flow from operations or that the Company's products and services will continue to be accepted in the marketplace by the ultimate consumers.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------
The financial statements are prepared in conformity with generally accepted accounting principles.

The Company's stockholders approved a one-for-six reverse stock split at a Special Meeting on October 15, 1998. Such reverse stock split became effective on October 26, 1998. All applicable financial statement amounts and related disclosures have been restated to give effect to this transaction.

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------
Revenues are recognized as services are provided. Deferred revenues, resulting from customer prepayments, are recognized as services are provided throughout the term of the agreement. Deferred revenues resulting from the Company's agreements with DTN are being amortized over the anticipated future revenue stream, a period of 42 months.

BASIC AND DILUTED EARNINGS PER SHARE
------------------------------------
In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("Statement 128"). Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where necessary, restated to conform to the Statement 128 requirements. The weighted average shares outstanding are determined as the mean average of the shares outstanding and assumed to be outstanding during the period.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS
--------------------------------------
In connection with certain contracts entered into between the Company and its Strategic Marketing Partners, the Company has capitalized software development costs related to certain product enhancements in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", effective July 1, 1998.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
The carrying amounts of the Company's financial instruments approximate fair value.

SUPPLEMENTAL CASH FLOW DATA
---------------------------
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Interest, debt origination and other financing costs paid during the years ended June 30, 1999, 1998, and 1997 were $101,974, $32,536, and $9,194, respectively.

CONCENTRATION OF CREDIT RISK
----------------------------
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. There is no single geographic concentration of sales or related accounts receivable in the United States. At June 30, 1999, accounts receivable consist principally of amounts due from DTN ($268,000), and a telecommunications company ($78,100). The Company performs periodic credit evaluations of its customers and, if applicable, provides for credit losses in the financial statements.

PROPERTY AND EQUIPMENT
----------------------
Property and equipment are stated at cost. Equipment purchased under a capital lease has been recorded at the present value of the future minimum lease payments at the date of acquisition. Depreciation is computed using the straight-line method over estimated useful lives of three to ten years.

ADVERTISING COSTS
-----------------
Advertising costs are expensed as incurred and were approximately $20,500, $97,100, and $540,000 in 1999, 1998 and 1997, respectively.

STOCK BASED COMPENSATION
------------------------
The Company maintains a stock option plan for employees and non-employee directors that provides for the granting of stock options for a fixed number of shares with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for this stock compensation plan in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Accordingly, compensation expense is recognized to the extent that the fair value of the stock exceeds the exercise price of the option at the measurement date. In 1997, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-based Compensation".

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------
In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, as amended by SOP 98-4, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). The adoption of SOP 98-1 is not expected to have a material effect on the Company's operations. SOP 98-1 is required to be adopted by the Company no later than July 1, 1999.

3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                             JUNE 30
                                                                            ------------------------------------------
                                                                                   1999                    1998
                                                                            -------------------      -----------------
   Data processing equipment                                                $        700,210         $      616,587
   Data processing equipment purchased under a capital lease                         246,211                246,211
   Office furniture and equipment                                                     71,423                 70,597
   Display equipment                                                                   9,635                  9,635
   Leasehold improvements                                                             36,678                 36,678
                                                                            -------------------      -----------------

                                                                                   1,064,157                979,708
   Accumulated depreciation, including $106,691 and
       $57,449 for equipment purchased under a capital lease                        (565,709)              (369,171)
                                                                            -------------------      -----------------
                                                                            $        498,448         $      610,537
                                                                            ===================      =================

During the year ended June 30, 1997, the Company leased computer equipment with a capitalized cost of $246,211. The recording of such costs and the related capitalized lease obligation are non-cash transactions for the purposes of the Statement of Cash Flows.

4.   NOTES PAYABLE

On May 29, 1997, the Company entered into a line of credit facility with a financial institution for a maximum borrowing thereunder of $550,000. Borrowings under this facility were to be repaid on August 27, 1997 along with interest at the rate of 24% per annum. On July 21, 1997 and September 16, 1997, the facility was amended to provide for additional borrowings of up to $222,222. On September 30, 1997, notes payable of $772,222 and accrued interest thereon of $63,837 were converted into the Company's Prepaid Warrants as more fully described in Note 5.

In conjunction with the origination of the line of credit facility, the Company issued 56,627 common stock purchase warrants to the financial institution. Similarly, the Company issued 11,438 warrants for each of the July and September amendments. As a result of the Company's default on the note in August, the Company was required to issue 50,083 "default" warrants to such institution. At June 30, 1999, these warrants were exercisable at prices ranging from $.75 to $6.07. These warrants are subject to certain antidilution provisions and expire in September 2002. Pursuant to Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation", the Company valued these warrants in accordance with the Black-Scholes pricing methodology at the time of issuance and recorded such valuation in the statement of operations as debt origination and other financing costs. The Company recorded debt origination and other financing costs associated with these warrants of $463,567 for the year ended June 30, 1998.

Commencing November 20, 1998, the Company sold five and one-half (5.5) units, each consisting of a secured 8% convertible note in the principal amount of $100,000 and warrants to purchase Common Stock of the Company. The warrants are exercisable at $.60 per share of Common Stock. The convertible notes were repaid in June 1999. The Company has agreed to register the shares of Common Stock issuable upon exercise of the warrants. In addition to customary fees and expenses, Spencer Trask Securities, Inc. ("Spencer Trask"), the placement agent, received for nominal consideration, warrants to purchase ten percent (10%) of the shares of Common Stock of the Company issuable on conversion of the notes and exercise of the warrants at $.72 per share. The issuance to the noteholders of warrants to purchase 916,667 shares of Common Stock, as well as those issued to Spencer Trask for the purchase of 183,333 shares of Common Stock have been valued in accordance with the Black-Scholes pricing methodology and recorded as debt origination and other financing costs. Also in connection with the 8% convertible notes, the Company has recorded a non-cash charge to debt origination and other financing costs of $550,000 representing the perceived cost of the beneficial conversion feature of the notes. Emerging Issues Task Force Issue 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("Issue 98-5") defines the beneficial conversion feature as the non-detachable conversion feature that is "in-the-money" at the date of issuance. Issue 98-5 requires the recognition of the intrinsic value of the conversion feature as the difference between the conversion price and the fair value of the common stock into which the notes are convertible. Such amount is limited to the proceeds of the financing ($550,000) and has been recorded in debt origination and other financing costs as of the date of issuance.

On December 30, 1998, the Company executed an agreement with a service provider whereby certain obligations of the Company, amounting to $141,794, were converted into a 12% note payable. On June 28, 1999, the outstanding balance of $66,794 was repaid.

5.   EQUITY TRANSACTIONS

During the year ended June 30, 1997, the Company authorized the issuance of warrants for the purchase of 33,333 shares of Common Stock in connection with certain investment advisory agreements. Such warrants are exercisable at prices ranging from $12.00 to $24.00 per share through May 2002.

On September 30, 1997, The Zanett Securities Corporation ("Zanett"), acting as placement agent for the Company, completed the private placement ("Placement") of $4 million of the Company's Prepaid Common Stock Purchase Warrants ("Prepaid Warrants"). The sale of the Prepaid Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. Each Prepaid Warrant entitles the holder to purchase that number of shares of Common Stock that is equal to $1,000 divided by the applicable exercise price. Such exercise price is determined initially as 70% of the average closing bid price of the Common Stock for the 10 trading days ending on the day prior to exercise of the Prepaid Warrants. Additionally, the exercise discount shall be increased by 1% for each subsequent 60 day period that the Prepaid Warrants remain unexercised. The exercise price, however, shall never exceed $8.40. The Prepaid Warrants became exercisable on December 29, 1997 and expire on September 30, 2000.

As compensation for its services, Zanett received a placement fee and an unaccountable expense allowance of 10% ($400,000) and 3% ($120,000), respectively, of the gross proceeds of the Placement. Additionally, the Company issued 135,906 Common Stock Purchase Warrants to Zanett that are subject to antidilution provisions and are exercisable at $4.97 per share of Common Stock. These warrants expire on September 30, 2002.

Also in conjunction with the Placement, the Company entered into an agreement with Bruno Guazzoni, a financial consultant who is an affiliate of Zanett Lombardier, Ltd., an investor in the Prepaid Warrants.

During the five-year term of the agreement such consultant will provide the Company with advisory services relating to financial and strategic ventures and alliances, investment banking and general financial advisory services, and advice and assistance with the Company's market development activities. As compensation for these services, the Company authorized the issuance of 805,370 Common Stock Purchase Warrants ("Consulting Warrants") to this consultant that are subject to antidilution provisions and are exercisable at $4.97 per share of Common Stock. The Company has valued these Consulting Warrants in accordance with Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation", and the Black-Scholes pricing methodology at $5,145,500 and recorded this amount in stockholders' equity as unearned compensation. Unearned compensation is being amortized to income over the five-year term of the agreement. These warrants expire on September 30, 2002. The Company has recorded consulting expense of $1,165,020 and $527,576 for the years ended June 30, 1999 and 1998, respectively.

During the year ended June 30, 1999, holders of 276.67 of the Company's Prepaid Warrants converted such warrants into 178,560 shares of Common Stock at exercise prices ranging from $.75 to $2.38 per share.

On August 31, 1998, the Company issued 32,953 shares of Common Stock to Zanett Lombardier, Ltd. and 17,047 shares of Common Stock to Bruno Guazzoni in consideration of their agreement to certain restrictions on the exercise of Prepaid Warrants and the resale of the shares of Common Stock issuable on exercise thereof. Such shares have been recorded at the fair value of the Company's Common Stock at that date as other financing costs.

On September 8, 1998, the Company issued warrants to purchase 3,000 shares of Common Stock to DTN for prepayment of certain guaranteed payments in accordance with the Software License and Service Agreement between the parties dated April 23, 1998. Such warrants are exercisable at $3.00 per share of Common Stock and have been recorded in accordance with the Black-Scholes pricing methodology as other financing costs.

On November 17, 1998, the Company issued 125,000 shares of Common Stock and warrants to purchase 16,667 shares of Common Stock, exercisable at $5.00 per share until November 11, 2001, to Steven Francesco, a former officer of the Company, as partial consideration for the settlement of his claims against the Company and certain of its officers and directors. The value of these shares has been recorded in selling, general and administrative expenses based upon the fair value of the Company's Common Stock at that date while the warrants have been recorded in accordance with the Black-Scholes pricing methodology.

On December 29, 1998, the Board of Directors approved the terms of employment contracts for Sebastian E. Cassetta, Chairman and Chief Executive Officer, and Mario F. Rossi, Vice President of Technology. The employment agreement with Mr. Cassetta ("Cassetta Agreement"), is effective January 1, 1999, expires on December 31, 2001, and provides for, among other things, the sale to him of 618,239 shares of restricted stock representing 9% of the fully diluted shares of Common Stock of the Company. The purchase price ($2.20 per share) of the restricted stock is equal to 110% of fair market value of the Company's Common Stock for the 30 days preceding the date of the stock purchase agreement ("Cassetta Stock Purchase Agreement") contemplated by the Cassetta Agreement. The purchase price has been paid with a 5 year, non-recourse promissory note, secured by the stock, at an interest rate of 6.75%, which is 1% below the prime rate on the date of the Cassetta Stock Purchase Agreement. The Cassetta Stock Purchase Agreement provides the Company with certain repurchase options and provides Mr. Cassetta with a put option in the event of the termination of his employment. In accordance with APB No. 25, the Company will record the changes in the fair value of such shares in recognition of the compensatory nature of their issuance. On October 13, 1999, the Board of Directors agreed to reprice the shares granted to Mr. Cassetta to $.75 per share, the fair value of the shares at that date.

The Company and Mr. Rossi have also entered into an employment agreement ("Rossi Agreement"), effective January 1, 1999 and expiring on December 31, 2001, providing for, among other things, the sale to him of 206,080 shares of restricted stock representing 3% of the fully diluted shares of Common Stock of the Company. The purchase price ($2.20 per share) of the restricted stock is equal to 110% of fair market value for the 30 days preceding the date of the stock purchase agreement ("Rossi Stock Purchase Agreement") contemplated by the Rossi Agreement. The purchase price has been paid with a 5 year, non-recourse promissory note, secured by the stock, at an interest rate of 6.75%, which is 1% below the prime rate on the date of the Rossi Stock Purchase Agreement. The Rossi Stock Purchase Agreement provides the Company with certain repurchase options and provides Mr. Rossi with a put option in the event of the termination of his employment. In accordance with APB No. 25, the Company will record the changes in the fair value of such shares in recognition of the compensatory nature of their issuance. On October 13, 1999, the Board of Directors agreed to reprice the shares granted to Mr. Rossi to $.75 per share, the fair value of the shares at that date.

On January 14, 1999, the Company issued 10,000 shares of Common Stock to Arnhold & S. Bleichroeder, Inc. ("ASB"), an investor in the Company's Prepaid Warrants, in consideration of an agreement to waive certain events of default under such Prepaid Warrants. These shares have been recorded at the fair value of the Company's Common Stock at that date as other financing costs.

On January 20, 1999, the Company agreed to cancel warrants to purchase 20,833 shares of Common Stock exercisable at $15.75 and $19.50 per share to Steven Rosner, a financial advisor to the Company, and to grant Mr. Rosner warrants to purchase 40,833 shares of Common Stock at $.60 per share for his efforts at arranging the Company's relationship with Spencer Trask. Such warrants will expire on January 20, 2004. These warrants have been recorded in accordance with the Black-Scholes pricing methodology as selling, general and administrative expenses.

On June 24, 1999, in consideration of the receipt of $324,000, the Company agreed to issue DTN warrants for the purchase of 300,000 shares of the Company's Common Stock at $8.60 per share. The warrants will expire on the earlier of April 30, 2003, or the date one year after the market price of a share of Common Stock reaches $8.60. These warrants have been recorded in accordance with the Black-Scholes pricing methodology.

The delisting of the Company's Common Stock from the Nasdaq Small Cap Market caused the Company to default on certain terms and conditions of the Prepaid Warrants. Such default obligates the Company to pay financial penalties, as well as to redeem the outstanding Prepaid Warrants at a 43% premium. The Company has been unable to obtain appropriate waivers from holders of $1,994,000 of such Prepaid Warrants. Accordingly, the Company has recorded a charge to debt origination and other financing costs in the amount of $986,365, representing the potential penalties due such holders.

6.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted loss per share:

                                                                  YEAR ENDED JUNE 30
                                            ----------------------------------------------------------------
                                                   1999                  1998                    1997
                                            ------------------   --------------------   --------------------
Numerator:
   Net loss                                 $   (7,124,126)      $   (5,040,009)        $    (4,434,482)
                                            ==================   ====================   ====================

Denominator:
   Weighted average shares                       1,105,603              659,034                 615,833
                                            ==================   ====================   ====================

Basic and diluted loss per common
     share                                  $       (6.44)       $       (7.65)         $         (7.20)
                                            ==================   ====================   ====================

At June 30,  1999  there  were,  exclusive  of the  Prepaid  Warrants  (Note 5),
3,195,000 Common Stock Purchase Warrants outstanding. Such warrants have exercise prices ranging from $.60 to $72.00 per share and expire from March 2001 through January 2004. Based on the closing bid price ($1.50) of the Company's Common Stock at June 30, 1999, there were, exclusive of the Prepaid Warrants, currently exercisable in-the-money warrants outstanding for the purchase of 507,700 shares of Common Stock. Additionally, the Company has established an employee stock option plan for the benefit of directors, employees, and consultants to the Company. These options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, or as nonqualified stock options. The options are partially exercisable after one year from date of grant and no options may be granted after April 15, 2006. At June 30, 1999, there are options outstanding for the purchase of 285,901 shares of the Company's Common Stock. None of the warrants or options have been included in the computation of diluted loss per share because their inclusion would be antidilutive. (See Note 11 for a discussion of the Company's stock option plans.)

7.   INCOME TAXES

At June 30, 1999 and 1998, the Company has deferred tax assets as follows:

                                                                       1999                   1998
                                                                       ----                   ----
         Capitalized Start-up Costs                               $      741,600        $   1,112,500
         Net Operating Loss Carryforwards                              6,578,000            4,126,000
                                                                   -------------         ------------

                                                                  $    7,319,600        $   5,238,500
                                                                   =============         ============

In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company has established a valuation allowance to fully reserve the future income tax benefit of these deferred tax assets due to uncertainty about their future realization. The valuation allowance increased to $7,319,600 at June 30, 1999 from $5,238,500 at June 30, 1998 and $3,540,000 at June 30, 1997.

At June 30, 1999, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $8,930,000 which expire in the years 2009 through 2013. As a result of the public issuance of stock by the Company on March 21, 1996, and the resultant change in ownership pursuant to

Internal Revenue Code Section 382, the utilization of net operating losses incurred prior to this date may be limited.

8.   LEASES

The Company leases office space for its Stamford, Connecticut headquarters under a noncancelable lease. The lease includes escalation clauses for items such as real estate taxes, building operation and maintenance expenses, and electricity usage.

On May 1, 1997, the Company entered into a 3 year noncancelable capital lease for certain computer equipment used to provide information services. The Company also leases certain other computer equipment under operating leases which expire through July 2000.

Rent expense amounted to approximately $290,600, $278,000, and $207,000 for the years ended June 30, 1999, 1998, and 1997, respectively.

Minimum future rental payments at June 30, 1999 are as follows:

                                                 OPERATING LEASES
                                        ------------------------------------          CAPITAL
YEAR ENDING JUNE 30                         PREMISES           EQUIPMENT               LEASE
                                        -----------------    ---------------     ------------------
         2000                             $   179,700          $   41,000            $     75,341
         2001                                 186,000               1,600                      --
         2002                                 192,300                  --                      --
         2003                                  67,000                  --                      --
                                        -----------------    ---------------     ------------------
                                          $   625,000          $   42,600                  75,341
                                        =================    ===============

         Less amounts
         representing interest
         and executory costs                                                                5,194
                                                                                 ------------------

                                                                                     $     70,147
                                                                                 ==================

9.   COMMITMENTS AND CONTINGENCIES

By letter dated April 10, 1998, Michael Fishman, then Vice President of Sales for the Company, resigned his position. On or about April 24, 1998, Mr. Fishman filed a complaint against the Company, Sebastian E. Cassetta and four other defendants in the United States District Court for the District of Connecticut. The complaint asserted claims under Sections 10(b) and 18 of the Securities Exchange Act of 1934, as well as several state law claims, including breach of contract, fraud and misrepresentation. Mr. Fishman alleged that the Company (1) failed to pay him the benefits and compensation to which he was entitled and (2) made material misrepresentations in its filings with the Securities and Exchange Commission. On December 11, 1998, the Court granted the Company's motion to dismiss Mr. Fishman's action without prejudice to the plaintiff to seek leave to file an amended complaint within 30 days. On May 12, 1999, the Court denied the plaintiff's subsequent motion for leave to file a substituted complaint on the basis that the federal securities law claim, the only federal claim alleged by the plaintiff, was still deficient. Accordingly, the federal securities claim was dismissed with prejudice. On or about June 4, 1999, Mr. Fishman commenced an action against the same defendants and added as a seventh defendant, the Company's former President, Mr. Steven Francesco, in the Connecticut Superior Court for the Judicial

District of Stamford/Norwalk at Stamford alleging breach of contract, breach of duty of good faith and fair dealing, fraudulent misrepresentation, negligent misrepresentation, intentional misrepresentation and failure to pay wages. The defendants have answered the complaint and filed counterclaims for fraudulent inducement and breach of contract. Plaintiff's response to counterclaims was due October 14, 1999 and has yet to be received. Although the Company is vigorously defending this action, there can be no assurance that it will be successful.

By memorandum dated April 10, 1998, Jonathan Paschkes, then Vice President of Marketing for the Company, resigned his position. On or about November 17, 1998, Mr. Paschkes filed a complaint against the Company and Sebastian E. Cassetta in the United States District Court, District of Connecticut. In the complaint, Mr. Paschkes alleges (i) fraudulent inducement to him to accept his position with the Company; (ii) breach of various terms of the Company's employment contract with him; and (iii) failure by the Company to pay him wages and bonuses and issue options to him pursuant to the terms of his employment contract. On or about February 18, 1999, Mr. Paschkes filed an amended complaint. The Company answered the amended complaint and asserted counterclaims against Mr. Paschkes for fraudulent inducement, breach of contract, conversion and statutory theft. On October 5, 1999, an agreement in principle was reached between the Company and Mr. Paschkes in full settlement of these claims. The Company anticipates executing a settlement agreement with Mr. Paschkes and filing a Stipulation of Dismissal with prejudice before October 31, 1999. The Company has recorded a charge for the settlement of such claims in the results of operations for the year ended June 30, 1999.

On or about May 11, 1998, Ronald G. Weiner filed a complaint against the Company and Mr. Francesco in the Supreme Court of the State of New York, County of New York. The complaint alleges, among other things, that in May 1993, by letter from Mr. Francesco, Mr. Weiner was offered a 10% equity stake in Smart Phone Services, Inc. ("SPS"), a Subchapter S company of which Mr. Francesco allegedly was the President and sole shareholder, in exchange for his active involvement in, among other things, raising capital and managing the financial aspects of SPS. The complaint alleges that, in November 1993, Mr. Francesco sent a letter to Mr. Weiner in which he (i) represented that SPS had failed to attract a single investor and (ii) withdrew his offer to Mr. Weiner of a 10% equity position in SPS. The complaint further alleges that, in conversations with Mr. Weiner beginning in November 1993, Mr. Francesco represented that he was ceasing all efforts to capitalize SPS. The complaint alleges, among other things, that Mr. Francesco and SPS breached their agreement with Mr. Weiner by withdrawing their offer to him of a 10% equity stake in SPS, and that, at the time Mr. Francesco represented that he was ceasing efforts to capitalize SPS, he had actually formed the Company and was actively seeking investors for it. The complaint further alleges that the Company is a successor entity to SPS and that, therefore, the Company is liable for SPS' and Mr. Francesco's alleged conduct in derogation of their alleged agreement with Mr. Weiner. The complaint seeks, among other things, (i) a declaratory judgment declaring Mr. Weiner a 10% equity shareholder of the Company, (ii) a constructive trust in Mr. Weiner's favor for 10% for the Company's equity shares and (iii) restitution against Mr. Francesco and the Company for unjust enrichment. On his unjust enrichment claim, Mr. Weiner seeks unspecified damages that he alleges to be at least $250,000. In its answer to the complaint, the Company has denied the material allegations of the complaint, asserted affirmative defenses and also asserted cross-claims against Mr. Francesco seeking indemnification from, or contribution towards, any judgment that Mr. Weiner may obtain against the Company. In accordance with an agreement dated November 11, 1998, the Company has filed a motion to discontinue the cross-claims that it asserted against Mr. Francesco. No discovery in this action has yet been taken. Although the Company is vigorously defending this action there can be no assurance that it will be successful.

10.  SIGNIFICANT RELATIONSHIPS

During the year ended June 30, 1999, the Company's relationship with DTN accounted for 94.8% of its revenues. During the year ended June 30, 1998, three Strategic Marketing Partner relationships accounted for 10.2%, 10.0% and 24.1%, respectively, of the Company's revenues while during the year ended June 30, 1997, one Strategic
Marketing Partner relationship accounted for approximately 46.4% of the Company's revenues.

11.  EMPLOYEE STOCK OPTION PLAN

In April 1996, the Board of Directors approved the establishment of an Employee Stock Option Plan authorizing stock option grants to directors, key employees, and consultants of the Company. The options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as nonqualified stock options. The Plan provides for the issuance of up to 250,000 of such options at not less than the fair value of the stock on the date of grant. The options are partially exercisable after one year from date of grant and expire on the tenth anniversary of the date of grant.

On September 24, 1997, the Compensation Committee granted new stock options to employees and non-employee directors conditional upon cancellation of all of their existing stock options. Such options were exercisable at $12.00. On October 8, 1998, the Board of Directors voted to cancel the outstanding employee and non-employee director options and reissue options covering a like number of shares to employees and non-employee directors at an exercise price not less than the fair value at that date. The exercise price of the options issued to employees and non-employee directors on October 8, 1998 was $1.29 per share. Such options expire on October 7, 2008. In accordance with APB No. 25, the Company has recorded the changes in the fair value of the shares underlying 177,201 of such options to reflect the compensatory nature of their issuance. On November 20, 1998, the Board of Directors granted employees options to purchase 58,700 shares of Common Stock at $1.625 per share. Such options expire on November 19, 2008.

On December 29, 1998, the Board approved a plan to compensate non-employee directors for their service to the Company by granting to them options to purchase 10,000 shares of the Company's Common Stock at the commencement of each calendar year. Effective January 1, 1999, the Company issued options to such persons to purchase 50,000 shares of Common Stock exercisable at $2.35 per share through December 31, 2003.

On October 13, 1999, the Board of Directors authorized the establishment of the Company's 1999 Employee Stock Option Plan ("1999 Plan"). The 1999 Plan provides for the issuance of options to employees and directors for the purchase of a maximum of 400,000 shares of Common Stock of the Company at not less than the fair value of the Common Stock on the date of grant. The Board authorized the issuance of 300,000 of such options to employees at the fair value of the Common Stock on that date.

Information concerning stock options for the Company is as follows:

                                                                                    AVERAGE
                                                                                    EXERCISE
                                                              OPTIONS                PRICE
                                                        -------------------- -----------------------
Balance at July 1, 1996                                           51,925            $   38.82

     Granted                                                      70,829                31.38
     Exercised                                                        --                --
     Cancelled                                                    66,362                37.32
                                                        -------------------- -----------------------
Balance at June 30, 1997                                          56,392                31.26

     Granted                                                     206,391                12.00
     Exercised                                                        --                --
     Cancelled                                                    85,216                25.50
                                                        -------------------- -----------------------
Balance at June 30, 1998                                         177,567                12.00

     Granted                                                     463,858                 1.92
     Exercised                                                        --                --
     Cancelled                                                   355,524                 7.26
                                                        -------------------- -----------------------
Balance at June 30, 1999                                         285,901            $    1.54
                                                        ==================== =======================

The following table summarizes information about the Company's stock options outstanding as of June 30, 1999.

                                          OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                            -------------------------------------------------      -----------------------------------
                                                                 AVERAGE
                                                 AVERAGE        REMAINING                                AVERAGE
         RANGE OF              NUMBER OF         EXERCISE      CONTRACTUAL            NUMBER OF         EXERCISE
     EXERCISE PRICES            OPTIONS           PRICE        LIFE (YEARS)            OPTIONS            PRICE
--------------------------- ----------------- --------------- ---------------      ---------------- ------------------
   $1.29  -   $2.35               285,901       $    1.54             8.25               81,164          $    1.96
=========================== ================= =============== ===============      ================ ==================

SUPPLEMENTAL AND PRO FORMA DISCLOSURE

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation." This Statement requires companies to recognize compensation expense based on the respective fair values of the options at the date of grant. Companies that choose not to adopt the new rules will continue to apply the existing accounting rules contained in APB No. 25, but are required to disclose the pro forma effects on net income and earnings per share, as if the fair value based method of accounting had been applied.

The pro forma information regarding net loss and loss per share required by Statement 123 has been determined as if the Company had accounted for its employee stock option plan under the fair value methods described in that Statement. The fair value of options granted under the Company's employee stock option plan was estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected dividend yield, the expected life of the options, the expected stock price volatility, and the risk-free interest rate.

Pertinent assumptions with regard to the determination of fair value of the options and their impact on earnings per share are as follows:

                                                                1999                 1998                1997
                                                         -------------------    ---------------    ------------------
        Weighted  average  dividend  yield for  options
             granted                                             0.0%                 0.0%                 0.0%

        Weighted average expected life in years                  5.0                  5.0                  5.0

        Weighted average volatility                            147.0%               143.9%                70.8%

        Risk-free interest rate                                  5.75%                6.0%                 6.5%

        Weighted  average  grant  date  fair  value  of
             options                                            $1.92               $10.92               $19.80

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. As such, the pro forma net loss and loss per share are not indicative of future years.

The Company's pro forma information is as follows:

                                                             YEAR ENDED JUNE 30
                       ------------------------------------------------------------------------------------------------
                                   1999                              1998                             1997
                       ------------------------------ -- ----------------------------- -- -----------------------------
                          REPORTED       PROFORMA          REPORTED       PROFORMA          REPORTED       PROFORMA
                       --------------- --------------    -------------- --------------    -------------- --------------
Net Loss                $7,124,126       $7,308,036       $5,040,009      $5,654,512       $4,434,482     $5,209,947
                       =============== ==============    ============== ==============    ============== ==============
Loss per Share               $6.44            $6.61            $7.65           $8.58            $7.20          $8.46
                       =============== ==============    ============== ==============    ============== ==============

12.  SUBSEQUENT EVENTS

On July 1, 1999, the Company entered into an agreement with ASB, a holder of $325,000 of the Company's Prepaid Warrants, to settle the Company's obligation to ASB pursuant to the default provisions of the Prepaid Warrants. Pursuant to such agreement, the Company paid ASB $325,000 to redeem the Prepaid Warrants and issued 180,000 shares of Common Stock in full settlement of all obligations to ASB. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering such shares. Settlement costs of $268,695 have been recorded as debt origination and other financing costs during the year ended June 30, 1999.

On October 13, 1999, the Board of Directors agreed to enter into a restricted stock purchase agreement with Mr. Robert Pearl, Director of Business Development. Accordingly, Mr. Pearl has been granted 1% of the fully diluted shares of Common Stock of the Company as of that date at the purchase price of $.75 per share.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                    EXHIBITS

                                       TO

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 ---------------


                             SMARTSERV ONLINE, INC.


      EXHIBIT                                         DESCRIPTION                                      PAGE NO.
      -------                                         -----------                                      --------
3.1               Amended  and  Restated  Certificate  of  Incorporation  of the
                  Company

3.2               Certificate   of   Amendment   to  the  Amended  and  Restated
                  Certificate of Incorporation filed on June 1, 1998

3.3               Certificate   of   Amendment   to  the  Amended  and  Restated
                  Certificate of Incorporation filed on October 16, 1998

3.4               By-laws of the Company, as amended

4.1               Specimen Certificate of the Company's Common Stock

4.2               Form of Warrant Agent Agreement

4.3               Form of Redeemable Warrant

4.4 Form of Warrant Agreement used by the Company for the warrants issued to Alexandra Building Corp., John E. Herzog, Emanuel E.
                  Geduld,  Andrew  DaPonte,  Anchung  Sammy  Chung and  Fong-Chi
                  Allison Tsao

4.5 Form of Warrant Agreement used by the Company for the warrants issued to Steven Rosner, Andrew Seybold Group, LLC, Michael
                  Kramer, Lindquist Global Advisors, LLC and Brauning Associates

4.6               Stock Purchase Agreement dated May 12, 2000 between the
                  Company and TecCapital, Ltd., The Abernathy Group and Conseco
                  Equity Fund

5.1               Opinion of Parker Chapin LLP

10.1              Information  Distribution  License  Agreement dated as of July
                  18, 1994 between the Company and S&P ComStock, Inc.

10.2              New York Stock Exchange, Inc. Agreement for Receipt and Use of
                  Market Data dated as of August 11, 1994 between the Company and the New York Stock Exchange, Inc.

10.3              The Nasdaq Stock  Market,  Inc.  Vendor  Agreement for Level 1
                  Service and Last Sale Service dated as of September 12, 1994 between the Company and The Nasdaq Stock Exchange, Inc.
                  ("Nasdaq")

10.4              Amendment  to Vendor  Agreement  for Level 1 Service  and Last
                  Sale Service dated as of October 11, 1994 between the Company and Nasdaq

10.5 Lease Agreement dated as of March 4, 1994, between the Company and One Station Place, L.P. regarding the Company's Stamford,
                  Connecticut offices

10.6              Lease Modification and Extension Agreement,  dated February 6,
                  1996,   between  the  Company  and  One  Station  Place,  L.P.
                  regarding the Company's Stamford, Connecticut offices

10.7              1996 Stock Option Plan

10.8              1999 Stock Option Plan

10.9 Asset Purchase and Software License and Service Agreements between SmartServ Online, Inc. and Data Transmission Network Corporation, dated April 23, 1998

10.10 Amendment to the Software and License Agreement between SmartServ Online, Inc. and Data Transmission Network Corporation, dated June 24, 1999. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to an order by the Securities and Exchange Commission dated December 2, 1999, granting confidential treatment under the Securities Exchange Act of 1934 and the omitted portions have been filed separately with the Securities and Exchange Commission.

10.11 Letter agreement dated August 26, 1999, amending the Amendment to the Software and License Agreement between SmartServ Online, Inc. and Data Transmission Network Corporation, dated June 24, 1999. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to an order by the Securities and Exchange Commission dated December 2, 1999, granting confidential treatment under the Securities Exchange Act of 1934 and the omitted portions have been filed separately with the Securities and Exchange Commission.

10.12 Amended and Restated Employment Agreement between SmartServ Online, Inc. and Sebastian E. Cassetta, dated January 1, 1999

10.13 Restricted Stock Purchase Agreement between SmartServ Online, Inc. and Sebastian E. Cassetta, dated December 29, 1998

10.14             Employment  Agreement between SmartServ Online, Inc. and Mario
                  F. Rossi, dated January 1, 1999

10.15 Restricted Stock Purchase Agreement between SmartServ Online, Inc. and Mario F. Rossi, dated December 29, 1998

10.16 Amended Restricted Stock Purchase Agreement between SmartServ Online, Inc. and Sebastian E. Cassetta, dated December 31, 1999

10.17 Amended Promissory Note between SmartServ Online, Inc. and Sebastian E. Cassetta, dated January 4, 2000

10.18 Amended Security Agreement between SmartServ Online, Inc. and Sebastian E. Cassetta, dated January 4, 2000

10.19 Amended Restricted Stock Purchase Agreement between SmartServ Online, Inc. and Mario F. Rossi, dated December 31, 1999

10.20 Amended Promissory Note between SmartServ Online, Inc. and Mario F. Rossi, dated January 4, 2000

10.21 Amended Security Agreement between SmartServ Online, Inc. and Mario F. Rossi, dated January 4, 2000

10.22             Employment  Agreement between SmartServ Online,  Inc. and Alan
                  G. Bozian, dated May 29, 2000

23.1              Consent of Ernst & Young LLP

23.2              Consent of Parker Chapin LLP (Included in Exhibit 5.1)

24.1 Power of Attorney of certain directors and officers of SmartServ (Included as part of the signature page beginning on page II-7 of the filing)